September 26, 2025
TO OUR STOCKHOLDERS:
On behalf of the Board of Directors and Executive Committee of Coty Inc., I cordially invite you to the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Coty Inc. to be held via live audio webcast over the Internet at www.virtualshareholdermeeting.com/coty2025 at 8:30 a.m., Eastern Time, on Thursday, November 6, 2025.
After five years of strong transformation and proven execution under the leadership of Sue Nabi, we continue to make progress on our strategic priorities. Although we anticipate continued near-term headwinds, including tariff impacts and a difficult US market, Coty continues to strengthen its position as a global beauty powerhouse by re-establishing the baseline for consistent growth following four years of momentum and a more challenging fiscal year 2025. At the end of fiscal year 2025, Coty delivered fourth quarter results in-line with expectations and guidance, expanded fiscal year 2025 gross margin, and initiated a multi-pronged plan to fuel operational and financial trend improvement in fiscal year 2026 and beyond.

I offer my deep appreciation to Sue, the Executive Committee and all Coty team members for their commitment and focus in delivering Coty’s goals. We are confident that the Coty team will continue to strengthen our position as a global beauty powerhouse.

In fiscal year 2025, the composition of the Board of Directors has changed. We thank Maria Asuncion Aramburuzabala Larregui and Johannes Huth, who resigned from our Board of Directors in February and July 2025, respectively, after serving since 2020 through our transformation. The Board also thanks Lubomira Rochet and Oliver Goudet, who will each step down at the Annual Meeting and are not running for re-election. The Board has nominated a new candidate, Frank Engelen, the Co-CEO of JAB, to stand for election as a director at the Annual Meeting. Our Remuneration and Nomination Committee continues to be Chaired by Beatrice Ballini, who was appointed in July 2025 to also serve as Lead Independent Director. Under the stewardship of the Remuneration and Nomination Committee, we expect that future Board refreshment will result in the strategic evolution of our Board with fresh perspectives and independent viewpoints.

Details about the Annual Meeting, nominees for election to the Board of Directors and other matters to be acted on at the Annual Meeting are presented in the Notice of 2025 Annual Meeting of Stockholders and Proxy Statement that follow.
It is important that your stock be represented at the Annual Meeting regardless of the number of shares you hold. You are encouraged to specify your voting preferences by so marking and dating the enclosed proxy card or following the voting instruction accompanying these materials, as described below. If you wish to vote in accordance with directors’ recommendations, all you need to do is sign, date and return the card or voting instruction.
Please vote over the Internet, by telephone or by completing and returning the proxy card in the enclosed envelope whether or not you plan to attend the virtual Annual Meeting.
You may virtually attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/coty2025 on the meeting date. If you virtually attend the Annual Meeting and wish to vote at the Annual Meeting, you may do so by revoking your proxy at any time so long as you are the holder of record of your shares. If you are not the holder of record, you must follow your broker’s procedures for obtaining a legal proxy in order to vote your shares at the Annual Meeting.

Thank you for your support.

Sincerely,

Peter Harf
Chairman of the Board

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________________
SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
COTY INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS
AND PROXY STATEMENT
September 26, 2025
To Coty Inc. Stockholders:
The Annual Meeting of Coty Inc. (the “Company”) will be held via audio webcast over the Internet at www.virtualshareholdermeeting.com/coty2025 at 8:30 a.m., Eastern Time, on Thursday, November 6, 2025 (the “Annual Meeting”). This means that you can attend the Annual Meeting online, vote your shares electronically and submit questions during the online meeting by visiting the above mentioned Internet site. The principal business of the Annual Meeting will be the consideration of the following matters:
1.To elect the nine directors named in this proxy statement;
2.    To approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers, as disclosed in this proxy statement;
3.    To ratify the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2026; and
4.    To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.
This proxy statement describes these items in more detail. We have not received notice of any other matters that may be properly presented at the Annual Meeting. The close of business on September 12, 2025 has been fixed as the date for determining the holders of shares of the Company’s Class A Common Stock and Series B Convertible Preferred Stock entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

By order of the Board of Directors,

Kristin Blazewicz
Chief Legal Officer & Secretary

WHETHER OR NOT YOU PLAN TO VIRTUALLY ATTEND THE ANNUAL MEETING, YOU MAY VOTE AND SUBMIT YOUR PROXY. BY FOLLOWING THE VOTING INSTRUCTIONS ACCOMPANYING THESE MATERIALS, YOU MAY SUBMIT YOUR PROXY ELECTRONICALLY, BY TELEPHONE OR BY REQUESTING A PRINTED COPY OF THE PROXY MATERIALS AND COMPLETING AND RETURNING BY MAIL THE PROXY CARD YOU WILL RECEIVE IN RESPONSE TO YOUR REQUEST.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON NOVEMBER 6, 2025: The Company’s Proxy Statement for the Annual Meeting and the Annual Report on Form 10-K for the fiscal year ended June 30, 2025 are available at materials.proxyvote.com/222070.

These proxy materials are being made available to you electronically or, if you have requested, printed versions of these materials, have been delivered to you by mail in connection with the solicitation of proxies by the Board of Directors of Coty Inc. (the “Company”, “Coty”, “we” or “us”), a Delaware corporation, for our 2025 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 8:30 a.m. Eastern Time (“ET”) on Thursday, November 6, 2025 via the Internet at www.virtualshareholdermeeting.com/coty2025.
When used in these proxy materials, the term “includes” and “including” means, unless the context otherwise indicates, including without limitation.
CORPORATE GOVERNANCE
We are committed to good governance practices. Our governance practices seek to ensure that we conduct our affairs in a manner that matches the high standards we have set for our people and products. We believe that good governance builds integrity and trust, strengthens the accountability of our Board, management and employees, promotes the long-term interests of stockholders and allows us to be a good corporate citizen in each of the countries where we do business.
Principles of Corporate Governance and Code of Business Conduct
Our Board has developed corporate governance practices to help it fulfill its responsibilities to stockholders in providing general direction and oversight of management. These practices are set forth in our Principles of Corporate Governance. We also have a Code of Business Conduct (the “Code”) applicable to all our employees, officers and directors, including the Chief Executive Officer (“CEO”), the Chief Financial Officer and other senior officers. These documents and any future waivers of provisions of the Code granted to any senior officer or any material amendments to the Code may be found as promptly as practicable, in the “Investors” section of our website: www.coty.com within the “Corporate Governance” subsection under the heading “Governance Documents” as may be required under applicable SEC and NYSE rules. The Principles of Corporate Governance and charters for the Audit and Finance Committee (the “AFC”) and the Remuneration and Nomination Committee (the “RNC”) may be found under the heading “Committees” within the “Corporate Governance” subsection. Stockholders may also contact Investor Relations at 350 Fifth Avenue, New York, New York 10118 or call (212) 389-7300 to obtain hard copies of these documents without charge.
Controlled Company Status
As previously disclosed, on April 30, 2019, JAB Beauty B.V. (formerly known as Cottage Holdco B.V.), a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of the Netherlands (“JAB Beauty”) and a subsidiary of JAB Holdings B.V. (“JAB Holdings”) (collectively with certain of its affiliated entities, “JAB Group”), acquired, pursuant to a tender offer (the “JAB Tender Offer”), 150,000,000 shares of Class A Common Stock at a purchase price of $11.65 per share, for aggregate consideration of approximately $1,747,500,000. Following the consummation of the JAB Tender Offer, JAB Group owned approximately 60% of the issued and outstanding Class A Common Stock and related voting power, and, as of September 12, 2025, JAB Group owns approximately 52% (54% inclusive of all voting interests of Mr. Harf, the Company’s Chairman, and HFS Holdings S.à r.l, (“HFS”), which is beneficially owned by Mr. Harf, including its shares of Series B Preferred Stock on an if converted basis). As a result, the Company will be deemed a “controlled company” for purposes of the governance rules of the NYSE for so long as more than 50% of the voting power is held by an individual, a group or another company.
As a controlled company, we are not required under those rules to maintain a Board of Directors with a majority of independent directors or a nominating/corporate governance committee or a compensation committee composed entirely of independent directors. The Company has, however, currently decided not to take advantage of these exemptions, and the Board continues to have a majority of independent directors and the RNC continues to be composed entirely of independent directors. In addition, under the terms of the Stockholders Agreement (as defined and discussed below), the parties thereto have agreed, among other things, that, for so long as the Stockholders Agreement is in effect, they will take all necessary actions within their control to maintain no fewer than four directors on the Company’s Board of Directors who are independent and also disinterested as it relates to JAB Beauty B.V. and JAB Group.

Series B Preferred Stockholder
As of the date of this filing, the Company’s Series B Preferred Stock totals 146,057 shares, or the equivalent of approximately 23,406,571 shares of Class A Common Stock (excluding accrued dividends), held by HFS Holdings S.à r.l that is beneficially owned by Peter Harf, Chairman of the Company.
Structure of our Board
Our Amended and Restated Certificate of Incorporation provides that the number of directors will be fixed from time to time by a resolution adopted by our Board, but must not consist of fewer than five or more than thirteen directors. Our Board is currently composed of ten directors and we have proposed nine nominees for election at the Annual Meeting. In determining the appropriate size and composition of the Board, the Board considers the current and anticipated need for directors with specific qualities, skills, experience and diversity of backgrounds (such as ethnicity, gender, nationality and age), the availability of highly qualified candidates, committee workloads and membership needs, and the impact of any anticipated director retirements.
Directors are elected by the stockholders at the annual meeting of stockholders by a plurality of the voting power of the Class A Common Stock and Series B Preferred Stock, voting together, present and voted, which means that the nominees receiving the highest number of affirmative votes will be elected. Unless his or her office is earlier vacated in accordance with our Amended and Restated Bylaws (the “Bylaws”), each director holds office for a one-year term or until his or her successor is duly elected and qualified, or, if earlier, until such director’s death, resignation or removal.
    Two directors on our Board and one new nominee are current directors or partners of JAB Holding Company S.à r.l. and JAB Group companies (which includes JAB Beauty, B.V.). Each of Joachim Creus, Frank Engelen and Gordon von Bretten, due to their service as a partner of JAB Holding Company S.à r.l., may be deemed to have an indirect pecuniary interest in a portion of the shares of our outstanding Class A Common Stock beneficially owned by JAB Group, and, together with certain other persons, each exercises voting and investment control over the shares of the Company beneficially owned by JAB Group. Each of these directors receives compensation for the services each provides to JAB Holding Company S.à r.l. Our Chairman, Peter Harf, retired from JAB Holding Company S.à r.l. in April of 2025.
Board Leadership
While our Board believes it is important for its chairman to have both a stake in and deep understanding of the Company, our Principles of Corporate Governance permit our Board flexibility in determining whether or not to separate the roles of the Chairman and CEO based upon the circumstances. Our Board has determined that, under current circumstances, it is appropriate to separate the roles. In addition, the Principles of Corporate Governance also permit our Board the opportunity periodically to evaluate and make a determination regarding whether to appoint an independent director to serve as the Lead Independent Director. Beatrice Ballini currently serves as our Lead Independent Director. The duties of the Lead Independent Director include:
•presiding at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors;
•serving as liaison between the Chairman and the independent directors;
•reviewing and approving meeting agendas, meeting schedules and other information, as appropriate;
•calling meetings of the independent directors;
•ensuring availability for consultation and direct communication if requested by major shareholders, as appropriate; and
•such other duties specified by the Board from time to time.
Our Board believes the present structure provides the Company and the Board with strong leadership, continuity of experience and appropriate independent oversight of management.

Committees of Our Board
The standing committees of our Board are the AFC and the RNC. From time to time, when appropriate, ad hoc committees may be formed by our Board.
AFC. The members of the AFC are Anna Adeola Makanju, Isabelle Parize and Robert Singer (Chair). Our Board has determined that Mr. Singer is an audit committee financial expert, as that term is defined under SEC rules. Our Board has also determined that each member of the AFC meets the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and that each member is financially literate as required by NYSE rules. The AFC has adopted a written charter that describes its primary duties and responsibilities, and the AFC and our Board review its charter each year. The AFC’s primary duties and responsibilities include:
•monitoring the integrity of our financial reporting process and systems of internal controls regarding finance, accounting, and compliance with our Code and laws and regulations, and our disclosure controls and procedures;
•being responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm and assessing and monitoring the independence and performance of our independent registered public accounting firm and internal audit department, and, as applicable, the external audit firm providing assurance on sustainability reports in compliance with applicable laws and regulations;
•providing an objective, direct communication between our Board, independent registered public accounting firm, management and the internal audit department;
•reviewing and pre-approving both audit and non-audit services to be provided by our independent registered public accounting firm and establishing policies and procedures for the pre-approval of audit and non-audit services to be provided by the independent registered public accounting firm;
•meeting to review the audited and quarterly financial statements and discussing these statements with management and our independent registered public accounting firm, including reviewing the Company’s specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K and based on such review and discussion, recommending to the Board as to the approval of the Company’s audited financial statements and if they should be included in the Company’s Annual Report on Form 10-K;
•establishing procedures for the review, approval and ratification of related person transactions;
•reviewing and discussing the Company’s practices with respect to risk assessment and risk management, overseeing and evaluating the Company’s risk management policies in light of the Company’s business strategy, capital strength and overall risk tolerance, evaluating hedging and other financial risk management policies and activities and periodically evaluating the Company’s cybersecurity and privacy programs and receiving information on cybersecurity and privacy compliance; and
•monitoring the sustainability reporting process, including the process implemented to comply with applicable sustainability reporting regulations, monitoring the assurance of the sustainability report and evaluating the performance of the sustainability auditor, and reviewing and discussing the annual consolidated sustainability report with management and the sustainability auditor as may be required under applicable law.
RNC. The members of the RNC are Beatrice Ballini (Chair), Lubomira Rochet and Robert Singer. Our Board has determined that Mses. Ballini and Rochet and Mr. Singer each satisfy the independence criteria for RNC members.
The RNC has adopted a written charter that describes its primary duties and responsibilities, and the RNC and our Board review the RNC’s charter each year. The RNC’s primary duties and responsibilities include:

•identifying individuals qualified to become Board members (consistent with criteria recommended by the RNC and approved by the Board) and recommending to our Board nominees for election at the annual meeting of stockholders and nominees for each Board committee;
•reviewing and making recommendations to our Board concerning size, structure, composition and functioning of the Board and its committees;
•discharging our Board’s responsibilities relating to the remuneration of our senior executives, including our Chief Executive Officer;
•approving and evaluating our executive (other than the CEO) remuneration plans, policies and programs and ensuring that these plans, policies and programs enable us to attract and retain exceptional talents and incentivize them to achieve exceptional performance;
•recommending to our Board the corporate governance principles, annually reviewing them and recommending changes to the Board as appropriate;
•reviewing and making recommendations to our Board with respect to the remuneration of all directors;assessing the results of the Company’s most recent advisory vote on executive compensation;
•reviewing and discussing with management the Company’s compensation discussion and analysis and SEC-required disclosures and recommending to the Board based on that review and discussion whether the compensation discussion and analysis should be included in the Company’s Annual Report on Form 10-K and/or proxy statement;
•reviewing the Company’s overall remuneration philosophy of the Company and human capital management strategies, and reviewing all executive remuneration policies and programs to determine whether they are properly coordinated and achieve the intended objectives;
•preparing the compensation committee report required by SEC rules to be included in the Company’s Annual Report on Form 10-K and/or proxy statement;
•overseeing the evaluation of the performance of our Board and management;
•reviewing and assessing the Company’s strategies and policies relating to Company culture, human capital and talent management, and review and monitor strategic initiatives associated with the Company’s people and culture; and
•reviewing, administering, adopting, amending and/or terminating any clawback policy of the Company, including any such clawback policy that may be required by, or in addition to, the NYSE listing standards from time to time.
Special Committee. In January 2025, the Board formed an ad hoc Special Committee of directors who qualified as independent and disinterested in accordance with the Amended and Restated Stockholders’ Agreement (defined below). Johannes Huth (Chair), Beatrice Ballini and Isabelle Parize served as members. This ad hoc Special Committee was dissolved in July 2025.
Executive Sessions
Our Board meets regularly in executive session without management directors or any members of management. In addition, the independent directors on our Board meet annually in executive session. Generally, the Chairman of our Board serves as Chairman in sessions without management directors or any members of management. Generally, the Lead Independent Director will preside at all meetings of the Board at which the Chairman or Vice Chairman is not present, including executive sessions of the independent directors.

Board Meetings
Regular meetings of our Board are held at such times as our Board may determine. In addition, special meetings of our Board may be called by the Chairman of our Board, the Vice Chairman, if any, or by a majority of the directors then in office. In fiscal year 2025, our Board held six meetings, the AFC held eight meetings and the RNC held five meetings. The ad hoc Special Committee held 21 meetings. Each director attended more than 75% of the aggregate of the total number of meetings of the Board (held during the period for which she or he has been a director) and the total number of meetings held by all committees of the Board on which she or he served (during the periods that she or he served).
Our Board and its committees also act from time to time by written consent in lieu of meetings.
Board Qualifications and Membership Criteria
The RNC and the Board believe that a board composed of directors who have diverse personal backgrounds and experiences and who bring a fresh perspective is a priority for the Company. We seek to mix a diverse range of skills, backgrounds and experiences such as leadership, consumer products, international and strategic planning experience; financial and accounting expertise; digital and artificial intelligence expertise; and corporate governance, governmental policy and regulatory experience. We also value and consider directors with specific qualities, skills, experience and diversity of backgrounds. The Board conducts an annual self-evaluation process and periodically considers its composition and refreshment in order to effectively align the Board’s mix of skills, experience and attributes with the Company’s business strategy.
Director Nomination Process
The RNC recommends nominees for our Board consistent with the criteria determined by our Board. The RNC may receive recommendations from other directors and executives and may seek assistance from third-party search firms with respect to identifying and vetting qualified candidates for the Board’s consideration. The RNC will also consider nominations from stockholder(s) to the extent the nomination complies with all procedures and includes all information about the candidate(s) required by our Bylaws. Nominations from stockholder(s) that are made in accordance with these procedures and include all required information will be considered by the RNC in accordance with the criteria discussed above and in the same manner as other nominations, and the RNC will present its recommendation to our Board. Recommendations for recent Board refreshment have come from directors and executives.
Director Independence
We have incorporated in our Principles of Corporate Governance the NYSE’s independence standards for evaluating the independence of each director on our Board. These standards are available in the “Investors” section of our website, www.coty.com within the “Corporate Governance” subsection under the heading “Governance Documents”. Under these standards, a director is considered “independent” if the Board has determined that such director has no material relationship with us or our subsidiaries, either directly or as a partner, stockholder or officer of an organization that has a relationship with us, and will not be considered “independent” if:
•the director is, or has been within the last three years, our employee, or an immediate family member of the director is, or has been within the last three years, our executive officer;
•the director has received, or has an immediate family member who has received, during any 12-month period during the last three years, more than $120,000 in direct compensation from us (other than Board and committee fees, and pension or other forms of deferred compensation for prior service, provided such compensation is not contingent in any way on continued service). Compensation received by an immediate family member for service as our employee (other than an executive officer) is not considered for purposes of this standard;
•(a) the director, or an immediate family member of the director, is a current partner of our internal or external auditor; (b) the director is a current employee of our internal or external auditor; (c) an immediate family member of the director is a current employee of our internal or external auditor who personally works on our audit; or (d) the director, or an immediate family member of the director, was within the last three years (but is no longer) a partner or employee of our internal or external auditor and personally worked on our audit within that time;
•the director, or an immediate family member of the director, is, or has been within the last three years, employed as an executive officer of another company where any of our present executive officers serves or served at the same time on that company’s compensation committee;
•the director is a current employee, or an immediate family member of the director is a current executive officer, of a company that has made payments to, or received payments from, us for property or services in an amount that, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of the other company’s consolidated gross revenues; or
•the director, or the director’s spouse, is an executive officer of a non-profit organization to which we make, or in the past three years have made, payments that, in any single fiscal year, exceeded the greater of $1 million or 2% of the non-profit organization’s consolidated gross revenues.
Our Board has determined that each of the following directors and nominees for director satisfies our independence standards and the independence standards of the NYSE: Mses. Ballini, Makanju, Parize and Rochet and Messrs. Creus, Engelen, Goudet, Harf and Singer. The Board has determined that Ms. Nabi does not qualify as independent due to her position as our CEO and that Mr. Bretten does not qualify as independent due to his former position as Chief Transformation Officer of the Company.
In addition, our Board has determined that each of Mses. Makanju and Parize and Mr. Singer, each of whom is currently a member of the AFC, is independent under Rule 10A-3 under the Exchange Act. The Board has also determined that each of Mses. Ballini and Rochet and Mr. Singer (each currently a member of the RNC) satisfies the NYSE independence criteria applicable to members of compensation committees, as applicable, and each of Ms. Ballini and Mr. Singer is considered a “non-employee director” under Rule 16b-3 of the Exchange Act. The Board has also determined that Ms. Rochet is not considered a “non-employee director” under Rule 16b-3.
Communications with our Board
Stockholders, employees and other interested parties may communicate with any or all of our directors, including our non-management directors as a group, by writing to such director(s) c/o Board of Directors, Coty Inc., at 350 Fifth Avenue, New York, New York 10118, Attention: Corporate Secretary. Each communication should specify the applicable director(s) to be contacted, the general topic of the communication, and the number of shares of our Class A Common Stock owned of record (if a record holder) or beneficially. Our Corporate Secretary will initially receive and process communications before forwarding them to the applicable director(s), and generally will not forward a communication that is unrelated to the duties and responsibilities of the director(s), including communications our Corporate Secretary determines to be primarily commercial in nature, is related to an improper or irrelevant topic, or is a request for general information about the Company or our products. In addition, communications that are unduly hostile, threatening, illegal, or similarly unsuitable will be excluded, with the provision that any communication that is so filtered will be made available to any director upon any such director’s request.
Our Board’s Role in Risk Oversight
Our Board oversees, with management, the various risks we face. Our Board and management consider risks in all facets of the Company, our business strategy and our overall business.
Our Board dedicates a portion of one meeting each year to evaluating and discussing risk, risk mitigation strategies and the Company’s internal control environment. At this meeting, our Board considers an enterprise risk management analysis. Topics examined in the enterprise risk management analysis include, but are not limited to, strategic, operational, financial and compliance risks, as well as risks related to artificial intelligence, sustainability, and ESG topics. Our Board’s risk oversight also includes a comprehensive annual review of our strategic plan. Because overseeing risk is an ongoing process and inherent in our strategic decisions, our Board also receives input from senior management and considers risk at other times in the context of specific proposed actions.
In addition to our Board’s risk oversight responsibility, the Board’s committees are also charged with overseeing risks within their areas of responsibility and reviewing with the Board significant risks identified by management and management’s response to those risks. The AFC is responsible for oversight of accounting, auditing and financial-related risks, as well as the Company’s compliance program and its cybersecurity and data privacy programs. The RNC is responsible for overseeing the management of legal and regulatory risks as they relate to the Company’s corporate governance structure and processes, as well as risks related to our employee compensation policies and practices. In fiscal year 2025, the RNC reviewed our compensation policies and practices to determine whether they encouraged excessive or inappropriate risk taking. Following such evaluation, the RNC determined that our compensation policies and practices do not encourage excessive or inappropriate risk taking that could result in a material adverse effect on us.
While our Board oversees risk, management is responsible for assessing and managing risk on a day-to-day basis. Certain departments, such as treasury, legal and internal audit, our compliance function, and individuals within other departments, focus on specific risks associated with different aspects of our business, from regulatory, environmental and financial risks to commercial and strategic risks. Senior members of management responsible for risk management report regularly to the AFC or the Board as appropriate. Our Board’s oversight of our sustainability strategy and ESG topics is described below.
In addition, the Board has a dedicated Cybersecurity Special Committee, which is a committee, led by our Chief Information Officer and two members of the Board (including the Chair of the AFC) and consisting of executive members from various corporate functions, including information technology, digital operations, corporate affairs, legal, compliance, human resources and finance. Cybersecurity experts periodically present to the Board on topics related to information security, data privacy and cyber risks and mitigation strategies. At the management level, our Global Information Security Team monitors alerts and informs relevant global senior management of all incidents and related mitigation and remediation, and escalates to the Cybersecurity Special Committee as needed. Global senior management monitors initiatives to prevent, detect, mitigate, and remediate cybersecurity risks and incidents. The Cybersecurity Special Committee is empowered to manage the Company’s response to major cybersecurity incidents and enable the integration of crisis management and business continuity processes.
Our Board’s Role in Environmental, Social and Governance (“ESG”) Oversight
We report annually on our progress towards our sustainability targets through a separate sustainability report. Our sustainability framework, Beauty That Lasts, is a multi-pillared strategy which aims to contribute to a more sustainable and inclusive future. Coty’s Beauty That Lasts strategy includes our approach to managing, mitigating and responding to the risks and opportunities posed by climate change. Progress against all sustainability targets, including climate-related targets, is regularly reviewed through governance structures that oversee our Beauty That Lasts agenda. There are multiple lines of responsibility over climate change-related issues within the Coty governance structure, including direct oversight by the Board and through its committees and Board member for ESG. Our Board has general oversight over our sustainability policies and climate change-related activities. Our Audit and Finance Committee provides oversight of ESG disclosure in the context of our SEC periodic reporting and reporting under the E.U. Corporate Sustainability Reporting Directive. Our Remuneration and Nomination Committee provides oversight on certain human capital matters including executive compensation, retention and succession planning and human resources strategies in connection with talent management, and our Board provides direct oversight on diversity and inclusion strategy.

Since fiscal 2024, our governance and sustainability processes have evolved from a stand-alone Sustainability Taskforce to sustainability being integrated within the entire business, with each area of impact led by the relevant business functions. The Executive Committee and Senior Leadership Team lead strategy, target-setting and delivery for their respective material topics. The global Sustainability Office develops the transversal sustainability strategy and manages ESG reporting and governance, and coordinates cross-functional initiatives under the oversight of the Chief Scientific & Sustainability Officer. The Sustainability Office provides formal updates to both the Executive Committee and the Board at least annually. Our Board provides oversight, including through its committees and our Board member for ESG.

For more information about our global sustainability initiatives and strategies see, Beauty That Lasts available on our website www.coty.com/sustainability. We have also posted our sustainability reports and our specific policies and statements relating to a number of ESG, sustainability and ethics topics on our Beauty That Lasts Reporting Hub at www.coty.com/sustainability/esg-reporting-hub. The content of our sustainability reports and information on the Company’s website are not incorporated by reference into this Proxy Statement or in any other report or document we file with the SEC.
Board Attendance at the Annual Meeting
We expect directors to attend the Annual Meeting absent unusual circumstances. All of the directors on our Board at the time of the Annual Meeting of Stockholders in 2024 attended the Annual Meeting.
Compensation Committee Interlocks and Insider Participation
Mses. Ballini, Aramburuzabala Larregui, Rochet and Mr. Singer served on the RNC during fiscal year 2025 and each is considered an independent director, and Mses. Ballini and Aramburuzabala Larregui and Mr. Singer are also considered “non-employee” directors for purposes of Rule 16b-3 of the Exchange Act.
No member of the RNC is an officer or employee of the Company or any of its subsidiaries. In addition, during the last fiscal year, none of our executive officers served on the compensation committee or board of directors of another entity whose executive officer served on our Board or Compensation Committee.
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Stockholders Agreement
The Company and JAB Holdings and certain JAB Holdings affiliates are parties to a Stockholders Agreement (the “Original Stockholders Agreement”), dated March 17, 2019, which became effective on April 30, 2019, the date of the consummation of JAB Group’s acquisition of 150,000,000 outstanding shares of Class A Common Stock pursuant to the JAB Tender Offer. The Original Stockholders Agreement was negotiated at the direction of a special committee of the Board comprised solely of independent directors in connection with its evaluation of the JAB Tender Offer and was entered into at the recommendation of such special committee and with the approval of the Board. The Original Stockholders Agreement was agreed to by JAB Group as a condition to such special committee’s willingness to render its recommendation with respect to the JAB Tender Offer.
On June 16, 2023, the Company, JAB Holdings and JAB Beauty B.V. (together the “JAB Stockholder Parties”) entered into an amendment and restatement of the Original Stockholders Agreement dated as of March 17, 2019 (the “Amended and Restated Stockholders Agreement”).
The Amended and Restated Stockholders Agreement reflects certain changes as required under the Stipulation and Agreement of Compromise and Settlement (the “Stipulation of Settlement”) related to the consolidated purported stockholder class action and derivative complaint concerning the tender offer by Cottage Holdco B.V. (now known as JAB Beauty B.V.) (the “Tender Offer”) and the Schedule 14D-9 brought in the Delaware Court of Chancery. The Amended and Restated Stockholders Agreement was entered into at the recommendation of a special committee (the “Special Committee”) of disinterested, independent directors of the Board, and with approval of the Board, subject to court approval of the settlement. On June 13, 2023, the Delaware Court of Chancery approved the Stipulation of Settlement, which, as previously disclosed, calls for the Company to adopt certain corporate governance changes, including the Amended and Restated Stockholders Agreement.
Such changes include:
(i)     during the three-year period from the effective date of the Amended and Restated Stockholders Agreement, the JAB Stockholder Parties shall not, subject to certain exceptions, effect or enter into any agreement to effect any acquisition of additional shares of Class A Common Stock, par value $0.01 per share, of the Company (the “Shares”), provided that, the JAB Stockholder Parties may acquire shares of capital stock of the Company (including Shares, “Company Securities”) on an established securities exchange or through privately negotiated transactions that, after giving effect to such acquisition, does not result in an increase in the JAB Stockholder Parties’ and their affiliates’ collective beneficial ownership percentage of the voting power of the then issued and outstanding Company Securities to an amount greater than the percentage of the voting power of the issued and outstanding Company Securities beneficially owned by the JAB Stockholder Parties, collectively, as of the consummation of the Tender Offer, plus 9%;
(ii)    the appointment of a new Lead Independent director consistent with the terms of the Stipulation of Settlement;
(iii)    during the one-year period following the effective date of the Amended and Restated Stockholders Agreement, the JAB Stockholder Parties shall not, subject to certain exceptions, transfer any Shares to any other person or group (other than an affiliate of any of the JAB Stockholder Parties) if, after giving effect to such transfer, such person or group would become the largest beneficial owner of Shares;
(iv)    the Company shall include certain questions specified in the Amended and Restated Stockholders Agreement in its annual directors and officers’ questionnaire used in the preparation of the Company’s Form 10-K, annual report to stockholders and proxy statement; and
(v)    the Amended and Restated Stockholders Agreement shall terminate upon the earlier of the mutual consent of the parties to the Stockholders Agreement or such time as the JAB Stockholder Parties and their affiliates cease to beneficially own 25% of the voting power of the Company on a fully diluted basis.
The Amended and Restated Stockholders Agreement also provides, among other things, that:
(i) for so long as the Amended and Restated Stockholders Agreement is in effect, JAB Group shall not effect or seek to effect, or announce any intention to effect, any “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act unless such transaction is conditioned on both (A) the affirmative approval of a special committee of the Board comprised solely of individuals who are each (1) independent under the requirements of Rule 10A-3 under the Exchange Act, and under the rules of the applicable securities exchange and (2) disinterested as it relates to JAB Group and its affiliates and (B) the affirmative vote of the stockholders of the Company representing at least a majority of the voting power of the Company beneficially owned by stockholders other than JAB Group or its affiliates, (ii) for so long as the Amended and Restated Stockholders Agreement is in effect, material related transactions involving any member of JAB Group and the Company will require the approval of a special committee of the Board comprised solely of independent directors who are disinterested as to the matter under consideration, (iii) JAB Group and the Company have agreed, for so long as the Amended and Restated Stockholders Agreement is in effect, to take all necessary actions within their control to maintain on the Board no fewer than four independent directors who are disinterested as it relates to JAB Group and to cause, no later than September 30, 2019, to be elected to the Board two new independent directors who are disinterested as it relates to JAB Group, and (iv) JAB Group has customary registration rights with respect to their shares of Class A Common Stock.
The Amended and Restated Stockholders Agreement will terminate upon the earlier of the mutual consent of the parties to the Stockholders Agreement (including, with respect to the Company, the approval by a special committee comprised solely of independent directors who are disinterested as it relates to JAB Group) or such time as JAB Group and its affiliates cease to beneficially own 25% of the voting power of the Company on a fully diluted basis. This description of the Amended and Restated Stockholders Agreement is not complete and is qualified in its entirety by reference to the Amended and Restated Stockholders Agreement, which is filed with the SEC.
In connection with the Amended and Restated Stockholders Agreement, the Special Committee recommended, and the Board approved, the appointment of Johannes Huth as Lead Independent Director, effective

June 13, 2023. On July 14, 2025, Mr. Huth resigned as a director of the Board. On July 16, 2025, the Board appointed Beatrice Ballini to serve as Lead Independent Director with immediate effect.
Consent Agreement to Tax Matters Agreement
In connection with the acquisition of the Beauty Business of The Procter & Gamble Company (the “P&G Beauty Business”), we entered into a tax matters agreement, dated as of October 1, 2016, with The Procter and Gamble Company (“P&G”) and certain of their and our subsidiaries (the “Tax Matters Agreement”), which, for the two year period ended October 1, 2018, governed the parties’ respective rights, responsibilities and obligations with respect to tax liabilities and attributes, efforts to protect the intended tax-free treatment of the P&G Beauty Business transaction and certain other transactions, the preparation and filing of tax returns, the control of audits, reviews, examinations or other tax proceedings and other matters regarding taxes.
We are party to a consent agreement with JAB Holding Company S.à r.l., JAB Holdings B.V. (as successor to JAB Cosmetics B.V.) and P&G whereby P&G has consented under the Tax Matters Agreement to the purchase by JAB Holdings B.V. of shares of our Class A Common Stock in certain open market transactions and JAB Holding, JAB Holdings B.V. and the Company have agreed to indemnify P&G for any taxes resulting from such purchases or due to breach of the consent agreement.
Lease Performance Guarantee
In connection with the sales of certain businesses, the Company has assigned its rights and obligations under a real estate lease to JAB Partners LLP. The remaining term of this lease is approximately six years. While the Company is no longer the primary obligor under this lease, the lessor has not completely released the Company from its obligation, and holds it secondarily liable in the event that the assignee defaults on the lease. The maximum potential future payments that the Company could be required to make, if the assignee was to default as of June 30, 2025, would be approximately $3.3 million.
Wella
On June 1, 2020, the Company entered into a definitive agreement with Rainbow UK Bidco Limited, an affiliate of funds and/or separately managed accounts advised and/or managed by Kohlberg Kravis Roberts & Co. L.P. and/or one or more of its affiliates (collectively, “KKR”), regarding a strategic transaction for the sale of Coty’s Professional and Retail Hair businesses. The transaction was completed on November 30, 2020 and Coty retained an initial ownership of 40% of the separately managed entity referred to as the Wella Company. Coty’s current shareholding in the Wella Company is 25.84%.
Coty and the Wella Company have mutually agreed to end the services under the Transition Services Agreement on January 31, 2022, as well as previously existing distribution services in Brazil during fiscal 2024. Coty and the Wella Company continue to have in place manufacturing arrangements to facilitate the Wella business transition in the U.S. and Brazil.
Coty also entered into an agreement with the Wella Company to provide management, consulting and financial services to the Wella Company and its direct and indirect divisions, subsidiaries, parent entities and controlled affiliates (in assisting it in the management of its business). Fees earned and reflected in Other expense (income), net in fiscal year 2025 were $1.2 million. Coty also has certain sublease arrangements with the Wella Company after the sale. For the fiscal year ended June 30, 2025, Coty reported sublease income of $7.6 million from the Wella Company.
Relationship with KKR
KKR remains the majority shareholder of the Wella Company. From time to time, certain funds managed by KKR may hold the Company’s debt instruments. These funds may receive principal and interest payments on the same terms as other investors in these debt instruments.
Orveda
The disinterested members of the Board reviewed and approved the entry into a license agreement with Orveda, an ultra-premium skincare brand co-founded by Coty’s CEO, Sue Nabi. Ms. Nabi has no continuing formal role at Orveda or economic interest in Orveda as a result of divesting her interests which was settled in cash in December

2021; however her business partner and co-founder, Nicolas Vu, is the sole owner and CEO of Orveda, and Mr. Vu also provides consulting services, related to the skincare category and Orveda positioning, to Coty under the terms of a separate agreement. The initial term of the Orveda license agreement is five years, with two five-year automatic renewals subject to the achievement of certain net revenue milestones. The principal terms of the license agreement are consistent with other Coty prestige licenses and the Board determined that the terms were no more favorable than to an unaffiliated third party.
Other Arrangements
In 2021, the Company entered into a real estate sublease agreement with Pret A Manager Ltd, an affiliate of JAB, on customary market terms. Aggregate fees received by the Company under these arrangements total approximately $164,640 in fiscal 2025.
In fiscal 2025, the Company provided corporate sponsorship to Delete Blood Cancer DKMS including pledged charitable giving, gala sponsorship and product donations.
    Review, Approval or Ratification of Transactions with Related Persons
Our Board has adopted a written policy regarding the approval or ratification of “related person transactions”. A related person transaction is one in which we or any of our subsidiaries participate, in which the amount involved since the beginning of our last completed fiscal year exceeds $120,000 and in which a “related person” has or will have a direct or indirect interest, other than solely as a result of being a director of, or, together with all other related persons, a less than 10% beneficial owner of an equity interest in another entity, or both. “Related persons” are the following persons and their immediate family members: our directors, director nominees, executive officers and stockholders beneficially owning more than 5% of our outstanding Class A Common Stock. Under this policy, the AFC reviews and approves, disapproves or ratifies related person transactions, other than those in which the chair of the AFC may have an interest, in which case, the Chairman of the Board will review the transaction. In determining whether or not to approve a related person transaction, the AFC takes into account, among other factors it deems appropriate, whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction. If advance approval by the AFC is not possible, then a related person transaction may be considered and subsequently ratified, if appropriate, by the AFC. The chair of the AFC may pre-approve or ratify related person transactions in which the aggregate amount involved is expected to be less than $1 million. The chair reports to the AFC each transaction so approved or ratified. If a related person transaction will be ongoing, the AFC may establish guidelines for our management to follow in its ongoing dealings with the related person, after which such related person transaction will be reviewed on an annual basis for guideline compliance and ongoing appropriateness.
The related party transaction policy adopted by the AFC pre-approves the following types of related person transactions:
•certain types of executive officer compensation;
•compensation paid to a director if required to be reported under Item 402 of the SEC’s compensation disclosure requirements;
•any transaction with another company to which a related person’s only relationship is as an employee (other than an executive officer) if the amount involved does not exceed the greater of $1 million or 2% of that company’s total annual revenue;
•any charitable contribution, grant, or endowment by us to a charitable organization, foundation, or university to which a related person’s only relationship is as an employee (other than an executive officer) if the amount involved does not exceed the lesser of $1 million or 2% of the charitable organization’s total annual receipts;
•any related person transaction where the related person’s interest arises solely from the ownership of our Class A Common Stock and in which all stockholders receive proportional benefits; and
•any related person transaction in which the rates or charges involved are determined by competitive bids.

A director who is a related person with respect to a transaction may not participate in the discussion or approval of the transaction, except that the director will provide all material information concerning the related person transaction to the AFC. Each transaction described above was approved or ratified under our related person transaction policy.
PROPOSAL NO. 1
ELECTION OF DIRECTORS
The Board has fixed the number of directors who will be nominated for election by the shareholders at the 2025 Annual Meeting at nine, each director to hold office, in accordance with our Amended and Restated Certificate of Incorporation and Bylaws, until the next annual meeting or until his or her successor is duly elected and qualified.
Maria Asuncion Aramburuzabala Larregui resigned from the Board on February 7, 2025. Johannes Huth resigned as a director, Vice Chair and Lead Independent Director of the Board on July 14, 2025. The size of the full Board was decreased appropriately upon such changes to the Board’s composition. Oliver Goudet and Lubomira Rochet will each step down at the Annual Meeting and are not running for re-election. In July 2025, the Board appointed Beatrice Ballini to serve as Lead Independent Director.
All nominees, except for Mr. Engelen, are currently serving as directors of the Company and were elected by the stockholders. The nominees are: Beatrice Ballini, Joachim Creus, Frank Engelen, Peter Harf, Anna Adeola Makanju, Sue Nabi, Isabelle Parize, Robert Singer and Gordon von Bretten.
Proposal: Election of each nominee for director.
Recommendation: The Board recommends a vote FOR the election of each nominee for director.
Vote Required: Election of each nominee for director requires a plurality of the votes cast by the holder of Class A Common Stock and Series B Preferred Stock (on an as converted basis) voting together.

Director Nominees

Director Age, Director Since	Management & leadership experience	Knowledge of beauty industry and of Coty	International business experience	Investment banking and finance expertise	People & organization development	Corporate governance	ESG	Legal, tax and public policy/regulatory experience	Digital new technologies, e-commerce, retail
Beatrice Ballini 66, 2019	●		●	●	●	●
Joachim Creus 49, 2019	●		●	●		●		●
Frank Engelen 54, N/A	●		●	●		●		●
Peter Harf 77, 1996	●	●	●	●	●	●	●	●	●
Anna Makanju 48, 2020	●					●	●	●	●
Sue Nabi 57, 2020	●	●	●		●				●
Isabelle Parize 68, 2020	●	●	●	●	●
Robert Singer 73, 2010	●	●	●	●		●	●	●
Gordon von Bretten 52, 2024	●	●	●	●

We believe that each of the director nominees is well-qualified to serve on our Board and offers significant individual attributes and contributions important to our Board’s overall composition and functioning.

Average Age	Gender	Average Tenure	Refreshment

61	44%	~ 8	66%
years		years
	4/9 are women		6/9 added in the last 5 years

The following biographical summaries provide details of their skills and experience considered by the Board in connection with this year’s director nomination process:
Beatrice Ballini joined the Board in September 2019 and has served as the Chair of the RNC since June 2020 and as Lead Independent Director since July 16, 2025. At the end of 2023, Ms. Ballini was named Operating Partner of VAM Investments, a private equity fund. Since September 2023, Ms. Ballini is a member of the board of Gruppo Florence, an integrated manufacturing hub in Italy for the international luxury sector. Until June 30, 2023, Ms. Ballini served as a senior member of the Retail Practice at Russell Reynolds Associates, a global leadership advisory and search firm, where she led the family business services and was a leader of the Board and CEO Advisory Partners group. Prior to joining Russell Reynolds Associates more than 20 years ago, Ms. Ballini was the Chief Executive Officer of a prominent men’s clothing manufacturer in Milan where she assisted with the company’s strategic growth. Prior to that, she held positions at Goldman Sachs & Co. and Bain & Co. Ms. Ballini has also taught in the Master in Marketing program at Sciences Politiques in Paris and is a member of the European, Middle Eastern, South Asian & African Executive Board of the MIT Sloan School of Management. She holds a laurea degree in chemical engineering from the Polytechnic of Milan, a Master of Science from the Massachusetts Institute of Technology and an MBA from the MIT Sloan School of Management.

Ms. Ballini brings to our Board significant leadership, management and business experience and an understanding of executive skill and training, human capital management and Board governance.
Joachim Creus joined the Board in 2019. Mr. Creus has served as Chairman and Co-CEO of JAB Holding Company S.à r.l. (“JAB Sarl”) since May 2025 and has served as a Managing Partner since March 2021. Mr. Creus served as Vice Chairman at JAB Sarl from March 2021 to May 2025. In January 2024, he was appointed as CEO of JAB Sarl. He previously served as Partner, General Counsel and Head of Tax at JAB Sarl. Mr. Creus has held various executive officer roles at several JAB Group entities from time to time. Prior to joining JAB Sarl, he served as a Tax Director at Siemens from 2007 and held other legal- and tax-related positions at Rödl & Partner and Tiberghien Lawyers. He is also a director of JDE Peets N.V., which is publicly listed outside the United States. He served as a director of Keurig Dr Pepper Inc. until February 2025. Mr. Creus holds several degrees from KU Leuven and an LL.M. in International Tax Law from Vienna University of Economics and Business.

Mr. Creus brings to our Board more than 20 years of experience in managing complex legal and tax matters and transactions in law firm, corporate and fund environments, including deal structuring, financing, contract negotiation and antitrust matters. His extensive work experience in Europe, Asia and North America provides a global perspective on business, tax and law.
Frank Engelen is a new nominee for director. Mr. Engelen has served as Vice Chairman and Co-CEO of JAB Sarl since May 2025 and has served as a Managing Partner since December 2023. Mr. Engelen served as CFO of JAB Sarl from December 2023 to May 2025. Mr. Engelen joined JAB Sarl as partner in 2020. Previously, he was a partner at PwC for over 15 years, serving for five years as a member of the Management Board of PwC Netherlands and as director and member of the Executive Board of PwC Europe for two years. Mr. Engelen is a non-executive director of JAB portfolio companies including JDE Peet’s N.V., which is publicly listed outside the United States, Independence Pet Holdings and Pinnacle Pet Group. He served as a director of Keurig Dr Pepper Inc. from October 2024 until February 2025. Mr. Engelen holds a degree from Comenius College, a law degree from Leiden University and an LL.M. in International Tax Law from Erasmus University, Rotterdam.
Mr. Engelen brings to our Board more than 25 years of experience in managing complex tax matters and transactions, including deal structuring, financing, corporate structuring and tax planning in a variety of industries.
Peter Harf joined the Board in 1996 and has served as Chairman of the Board since November 2018. Mr. Harf served as Chief Executive Officer of the Company from 1993 to 2001, as interim Chief Executive Officer from May 31, 2020 to August 31, 2020, as Chairman of the Board from 2001 to 2011 and Chair of the RNC from 2011 until December 2016. Mr. Harf recently retired as Managing Partner and Chairman of JAB Sarl, having joined in 1981, and also retired as a Managing Director of Lucresca SE and Agnaten SE, privately-owned holding companies affiliated with the JAB Group. Mr. Harf will continue to serve as Chairman of the Board and Managing Director of Alfred Landecker Foundation. Mr. Harf is also the Chairman of JDE Peet’s N.V. He is co-founder and Executive Chairman of Delete Blood Cancer (DKMS). Previously, he served as Deputy Chairman of Reckitt Benckiser plc and Chairman of Anheuser-Busch InBev SA/NV, Chairman of Espresso House Holding AB and as a director of Panera Bread Company, Pret A Manger, Caribou Coffee Company/Einstein Noah, Krispy Kreme Doughnuts Inc., Keurig Dr Pepper Inc. and Compassion First. Mr. Harf holds a Master of Business Administration degree from Harvard Business School and a Diploma and a Doctorate in Economics from the University of Cologne in Germany.

As our former Chief Executive Officer, Mr. Harf has intimate knowledge of our business and operations and brings a valuable perspective to the Board. In addition, Mr. Harf brings to our Board more than 30 years of experience in our industry, including executive, operating, strategic planning and international business experience. In light of his background and experience, we believe that Mr. Harf is also well qualified to serve as Chairman of the Board.
Anna Adeola Makanju joined the Board in December 2020. Ms. Makanju is a renowned expert in global policy who brings over 15 years of experience across U.S. government and leading private sector companies. Ms.

Makanju currently serves as VP of Global Affairs at OpenAI, a leading AI research and deployment company, leading OpenAI’s work with policymakers around the world to advance its mission to ensure that artificial intelligence benefits humanity. From 2018 to 2021, Ms. Makanju served in senior policy positions at Facebook, including as Global Policy Manager for content regulation. Ms. Makanju served as a Special Adviser for Europe and Eurasia to then-Vice President, now President Joseph R. Biden, focusing on policy and engagement strategies with 51 countries, including Russia and Turkey. She has also served as a Senior Adviser to the U.S. Ambassador to the United Nations and as Director for Russia on the U.S. National Security Council. As an attorney, Ms. Makanju practiced international law at Cleary Gottlieb Steen & Hamilton LLP and international criminal tribunals in the Hague. Ms. Makanju served as a director of Panera Brands Inc. until May 2025. Ms. Makanju received her B.A. from Western Washington University and holds a J.D. with Pro Bono Distinction from Stanford Law School.
Ms. Makanju brings to our Board significant policy advisory and legal and regulatory experience, including expertise on environmental, social and governance matters, as well as extensive work experience with leading companies in the digital and technology sectors and deep experience with artificial intelligence risks.
Sue Nabi joined the Board in September 2020 in connection with her appointment as our Chief Executive Officer. Prior to joining the Company as its Chief Executive Officer, Ms. Nabi was the founder and chief executive officer of the ultra-luxury skincare line, Orveda from 2017. Ms. Nabi began her career at L’Oréal in 1993 and in 2005, she became the Worldwide President of L’Oréal where she helped boost the growth of its makeup brands, and in 2009, she was named the Worldwide President of Lancôme, where she contributed to its revival, including breakthrough product and brand successes, and served until 2013. Ms. Nabi has an Advanced Master’s degree in Marketing Management from ESSEC (Paris Business School) and an engineering degree in Agronomy and Environment.
Ms. Nabi brings to our Board her abilities as a global innovator and beauty industry entrepreneur, as well as her 20 years of leadership experience at L’Oreal, including breakthrough product and brand successes, her ability to build and manage diverse, multi-functional global teams and strategic transformations.
Isabelle Parize joined the Board in February 2020. Since March 2025, Ms. Parize has returned to her role of CEO of DELSEY, SA, a luggage and travel accessories company. Ms. Parize has served as Chief Executive Officer and Chairman of the Board of Directors of DELSEY, SA since September 2018, having served as Chief Executive Officer at DELSEY Paris from November 2018 to July 2021 and then Chairman from July 2021 to March 2025. Prior to that, she was Chief Executive Officer of Douglas Holding SA, a German fragrance and cosmetics retail company, from 2016 until March 2018 and Chief Executive Officer at Nocibe, a French fragrance and cosmetics retail company, from 2011 to 2016. Ms. Parize is also the Chairman of the board, member of the remuneration committee, and president of the strategic committee of Carbios, a green biotechnology company focused on plastic recycling, which is publicly listed outside the United States. From 2020 to 2024, Ms. Parize served as a director of FLO Health Inc., a private company that provides mobile application services for women’s health. Ms. Parize previously served as a director and member of the audit committee of Air France-KLM S.A. from 2014 to 2023 and Pandora Group, a Danish jewelry company from 2019 to 2021. Ms. Parize is an MBA graduate from Ecole Superieure de Commerce de Paris.
Ms. Parize brings to our Board extensive operational and leadership experience in global beauty and cosmetics businesses as well as international retail and brand execution via omni-channel and digital and strategic turnarounds. She also brings governance and advisory experience from serving on the boards of other public companies.
Robert Singer joined the Board in 2010, and has served as Chair of the Audit and Finance Committee since 2017. From May 31, 2020 to June 13, 2023, he served as Lead Independent Director. From 2006 to 2009 he served as Chief Executive Officer of Barilla Holding S.p.A., an Italian food company, and before that, he served as the President and Chief Operating Officer of Abercrombie and Fitch Co. from 2004 to 2005. He served as Chief Financial Officer of Gucci Group N.V. from 1995 to 2004. Mr. Singer started his career at Coopers & Lybrand in 1977. Mr. Singer has served as a director and chair of the audit committees of Swarovksi International Holding AG since 2021 and Keurig Dr Pepper Inc. since July 2018. He served as a director of Panera Brands from September 2017 to 2025 and as its audit committee chair from 2017 to November 2024, and has provided similar services to certain private companies affiliated with JAB Group. From 2019 to 2022, Mr. Singer served as a member of the board of the private fashion company, Acne Studios, and continues to provide consulting services to the company.

Mr. Singer has served as an advisor to the private equity firm IDG Capital, a private equity firm, since November 2018, and served as a senior advisor to CCMP Capital Advisors, LLC from 2011 to January 2016. Mr. Singer also served as a director and Chairman of the audit committee of Jimmy Choo PLC from September 2014 to 2017 and Tiffany & Co. from 2012 to 2021, and as a director of Gianni Versace S.p.A. from 2009 to December 2016 and of Mead Johnson Nutrition from 2009 to June 2017. He received a Bachelor of Arts Humanities degree from Johns Hopkins University, a Master of Arts degree in Comparative Literature from University of California, Irvine and graduated from New York University with a Master of Science in Accounting.
Mr. Singer brings to our Board many years of operating, financial and executive experience, including in the fashion industry. Mr. Singer has significant public company board and audit committee experience and extensive risk management experience.
Gordon von Bretten joined the Board in April 2024 and currently is a Senior Partner of JAB. From June 2020 to March 31, 2024, Mr. von Bretten served as Chief Transformation Officer of the Company. Prior to joining the Company, from 2015 to 2020, he served as an operating partner at KKR Capstone, a team of operating professionals at KKR, focusing on corporate carve-outs and procurement and supply chain value creation across the KKR private equity portfolio. He also previously served in a variety of leadership roles in industry and management consulting, including with Klöckner Pentaplast, Alix Partners, and A.T. Kearney, specializing in restructuring and performance improvement. Mr. von Bretten has served as a director of Krispy Kreme, Inc. since June 2025. Mr. von Bretten holds a Bachelor degree in International Business from IBS, Lippstadt (Germany) and an M.B.A. from Wilfrid Laurier University in Waterloo (Canada).
Mr. von Bretten brings to the Board more than 30 years of experience in leading strategic initiatives, creating value and performance enhancement. As our former Chief Transformation Officer, Mr. von Bretten has close knowledge of our transformation agenda and current challenges in the beauty industry.
Director Compensation
The following summary describes compensation paid to directors in fiscal year 2025.
Annual Cash Compensation for Board Service
For fiscal year 2025, each non-employee director, except the Chairman of our Board (“Chairman”), was entitled to receive a cash retainer fee of $120,000 annually, payable in November. The Chairman was entitled to receive a cash retainer fee of $250,000 annually, the Lead Independent Director was entitled to receive an additional annual cash retainer fee of $30,000 and each of the Chairs of the AFC and RNC was entitled to receive an additional cash retainer fee of $30,000 annually. The annual cash retainer is prorated based on the anticipated period of each director’s service during the fiscal year at the time of payment. Each member of the ad hoc Special Committee was entitled to a cash fee of $1,500 for each meeting attended. Such fees were paid to Mr. Huth following his resignation, and are expected to be paid to Ms. Ballini and Ms. Parize in November 2025 in the annual compensation cycle.

Maria Asuncion Aramburuzabala Larregui resigned as a director on February 7, 2025, after joining the Board in 2020. Johannes Huth resigned as a director and Vice Chair of the Board, on July 14, 2025, after joining the Board in 2020. Mr. Huth served as Lead Independent Director. In July 2025, the Board appointed Beatrice Ballini to serve as Lead Independent Director. Lubomira Rochet and Oliver Goudet, will each step down at the Annual Meeting and are not running for re-election. Mr. Engelen is a new nominee for director.

Annual Restricted Stock Unit Grant
Each non-employee director except the Chairman was entitled to receive an annual grant of 25,000 RSUs under the amended and restated Coty Inc. 2007 Stock Plan for Directors (“Coty Inc. Stock Plan for Directors”) for fiscal year 2025. The Chairman is entitled to receive an annual grant of 45,000 RSUs. These RSUs vest on the fifth anniversary of the grant date, subject to acceleration upon termination of service due to death or disability or upon a change in control and upon termination of service for any other reason if such termination occurs at least one year after the grant date, with pro rata vesting for RSUs granted within one year of the termination date. Each RSU represents the right to receive one share of the Company’s Class A Common Stock upon vesting.

Management Directors
Directors who are currently our employees generally receive no additional compensation for service on our Board. During fiscal year 2025, Ms. Nabi was the only management director on our Board, and she did not receive additional compensation for her service as director.
Reimbursement of Expenses
Directors are reimbursed for reasonable expenses (including costs of travel, food and lodging) incurred when attending Board, committee and stockholder meetings. Directors are also reimbursed for other reasonable expenses relating to their service on our Board, such as expenses incurred during visits to our offices and facilities.
Non-Employee Directors Compensation for Fiscal Year 2025
The following table sets forth compensation information for our non-employee directors in fiscal year 2025.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Total ($)
Maria Asuncion Aramburuzabala Larregui	120,000	180,000	—	300,000
Beatrice Ballini	150,000	180,000	—	330,000
Joachim Creus	120,000	180,000	—	300,000
Olivier Goudet	120,000	180,000	—	300,000
Peter Harf	250,000	324,000	—	574,000
Johannes Huth	150,000	180,000	—	330,000
Anna Adeola Makanju	120,000	180,000	—	300,000
Isabelle Parize	120,000	180,000	—	300,000
Lubomira Rochet	120,000	180,000	—	300,000
Robert Singer	150,000	180,000	—	330,000
Gordon von Bretten	120,000	180,000	—	300,000

(1)	Amounts represent annual cash compensation for service as a director, Chairman, Lead Independent Director or AFC or RNC Chair, as applicable. Amounts are prorated based on the anticipated period of each director’s service during the fiscal year at the time of payment.

Amounts presented in this column exclude cash compensation for service on the ad hoc Special Committee, which are as follows: $31,500 for Mr. Huth, $34,500 for Ms. Ballini and $31,500 for Ms. Parize.
(2)
Amounts represent the grant date fair value of RSUs issued to non-employee directors on November 15, 2024 (unless otherwise indicated) calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). See Note 20 “Share-Based Compensation Plans” in the notes to our Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended June 30, 2025 for certain assumptions used to calculate the valuation.

(3)	Presented below are the aggregate number of shares of Class A Common Stock underlying RSUs held by the non-employee directors as of June 30, 2025:

Name	Total Number of Shares of Class A Common Stock Underlying RSUs Outstanding as of June 30, 2025	Total Number of Shares of Class A Common Stock Underlying Stock Options Outstanding as of June 30, 2025
Maria Asuncion Aramburuzabala Larregui (1)	0*	—
Beatrice Ballini	125,000	—
Joachim Creus	125,000	—
Olivier Goudet(2)	125,000	—
Peter Harf	225,000	—
Johannes Huth(3)	89,452	—
Anna Adeola Makanju	113,287	—
Isabelle Parize	125,000	—
Lubomira Rochet(4)	62,293	—
Robert Singer	125,000	—
Gordon von Bretten	31,164	—

(1)
Maria Asuncion Aramburuzabala Larregui resigned from the Board on February 7, 2025. Pursuant to the terms of the Coty Inc. Stock Plan for Directors, upon Ms. Aramburuzabala Larregui departure from the Board, a pro rata portion of the RSUs awarded to Ms. Aramburuzabala Larregui was entitled to vest in full and the remainder were forfeited.

(2)	Oliver Goudet is stepping down as a director and will not run for re-election at the Annual Meeting.
(3)	Johannes Huth resigned from the Board on July 14, 2025. Upon the departure of Mr. Huth from the Board, no RSUs were forfeited since he served the full year of fiscal year 2025 and resigned before the fiscal year 2026 grant.
(4)	Lubomira Rochet is stepping down as a director and will not run for re-election at the Annual Meeting.
EXECUTIVE OFFICERS
Executive Officers

The following table sets forth certain information concerning our executive officers who are members of the Executive Committee as of September 26, 2025. Information regarding Ms. Nabi is set forth above under “Proposal No. 1: Election of Directors—Director Nominees”.

Name	Age	Position Held
Sue Nabi	57	Chief Executive Officer
Laurent Mercier	55	Chief Financial Officer
Kristin Blazewicz	47	Chief Legal Officer and General Counsel
Anna von Bayern	47	Chief Corporate Affairs Officer
Laurent Mercier has served as Chief Financial Officer and a member of our Executive Committee since February 2021. Mr. Mercier oversees our finance organization. Prior to his appointment as Chief Financial Officer he served as Coty’s Deputy CFO since May 2020 and previously as the CFO of Coty’s Luxury business since November 2017. Prior to joining Coty, Mr. Mercier worked in finance at Danone, S.A. a leading global food processing group, for 20 years, including serving in the role of VP of Finance for its European Dairy business from 2014 to 2017, CFO of Evian Volvic Germany and CFO for Asia, Middle East and Africa. Mr. Mercier holds a degree from the École Supérieure des Sciences Economiques et Commerciales (ESSEC).
Kristin Blazewicz has served as Chief Legal Officer, General Counsel and Secretary since March 15, 2020 and is a member of our Executive Committee. She is responsible for overseeing the Company’s legal and compliance affairs worldwide. Prior to joining the Company, Ms. Blazewicz served most recently as Vice President, Assistant

General Counsel at Keurig Dr Pepper Inc., a coffee and beverage company, where she held various positions of increasing responsibility from January 2013, where she was responsible for a number of areas, including securities, corporate governance, finance and mergers and acquisitions. Prior to that, she was an associate at Gibson Dunn & Crutcher, a law firm, from 2006 to January 2013. Ms. Blazewicz brings twenty years of in-house and law firm experience and has lived and worked in several global locations including her native U.S., China and the Netherlands. Ms. Blazewicz received a Juris Doctor and a Master of Laws in International Law and Legal Studies from Duke University School of Law, where she served on the editorial board of the Duke Law Journal, and a Bachelor of Science in Business Administration and Management, magna cum laude, from the University of Vermont and studied international business at Wirtschaftsuniversitat Wien in Vienna, Austria.
Anna von Bayern has served as Chief Corporate Affairs Officer and a member of our Executive Committee since September 1, 2020. Since February 2022, she has also served as CEO of the joint venture between Coty and Kylie Jenner, of which Coty holds 51%. Ms. von Bayern is a journalist, moderator and author of two bestselling political biographies. She started and has anchored the first political talk show “Die Richtigen Fragen” on BILD, Germany's most widely followed media brand, since 2016. Through these experiences, she has established a strong reputation among her peers in the press and has gained a strong understanding of both the beauty industry and the communications landscape. She began her career at Publicis Consultants in Paris in 2001 and then attended Journalism School (Axel Springer Academie) in Berlin. She was a political correspondent for BILD am Sonntag and a member of the Federal Press Conference. Ms. von Bayern holds a BA in History and Politics, Phi Beta Kappa, from Stanford University, a MA in Creative Writing from the University of East Anglia, and a Master’s degree in Politics, Philosophy and Economics from Ludwig-Maximilians-University. She was a Young Leader of Atlantik-Brücke and of the American Council on Germany.
Each Executive Committee member serves for a one-year term ending at the next meeting of our Board at which Executive Committee members are elected or, if earlier, his or her death, resignation or removal, subject to his or her applicable employment agreement.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
    The following table shows the number of shares of our Class A Common Stock beneficially owned as of September 12, 2025, by (i) each person who is known by us to own beneficially more than 5% of our Class A Common Stock, (ii) each named executive officer, as identified below, (iii) each current member of our Board of Directors and Director nominees, and (iv) all named executive officers, directors on our Board, nominees and current executive officers, as a group. A person is a “beneficial owner” of a security if that person has or shares voting or investment power over the security or if that person has the right to acquire sole or shared voting or investment power over the security within 60 days. Unless otherwise noted, these persons, to our knowledge, have sole voting and investment power over the shares listed.
    Applicable percentage ownership is based on 873,857,477 outstanding shares of Class A Common Stock as of September 12, 2025. Accordingly, percentage ownership amounts do not assume the conversion of any outstanding shares of Series B Preferred Stock held by HFS Holdings S.à r.l., and the computations and share amounts used herein do not give effect to any accretion on the Series B Preferred Stock after September 12, 2025.
    In computing the number of shares of Class A Common Stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of Class A Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of September 12, 2025 and subject to RSUs that are vested but not settled or that are going to vest and are expected to settle within 60 days of September 12, 2025. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Class A Common Stock Beneficially Owned (September 12, 2025)
Name of Beneficial Owner	Shares(1)		%
JAB Beauty B.V.	451,853,684	(2)	51.7 (2)(3)
Sue Nabi	33,689,786		3.9(3)
Laurent Mercier	615,742		*
Kristin Blazewicz	1,097,945		*
Anna von Bayern	1,586,957		*
Priya Srinivasan	55,101		*
Beatrice Ballini	27,634		*
Joachim Creus	6,547	(4)(5)	*
Frank Engelen	—	(4)(5)	*
Olivier Goudet	1,069,102		*
Peter Harf	12,403,166	(4)(5)	1.4(3)
Anna Adeola Makanju	—		*
Isabelle Parize	69,968		*
Lubomira Rochet	—		*
Robert Singer	251,500		*
Gordon von Bretten	903,620		*
All Named Executive Officers, Directors, Nominees, and current executive officers as a Group (13 persons)	51,777,068	(4)(5)	5.9(3)

*	Less than one percent
(1)
Includes RSUs that are vested but not settled or that will vest and are expected to settle within 60 days of September 12, 2025 (excluding the impact of any net settlement to cover taxes).

The RSUs issued to the non-employee directors as compensation, and shown in footnote 2 to the Non-Employee Directors Compensation for Fiscal Year 2025 table above, represent the right to receive shares of Class A Common Stock after termination of service as a member of the Board and thus may be deemed to be beneficially owned by such non-employee directors. These shares are not included in the “Shares” column.

(2)
Based on the Schedule 13D/A filed with the SEC on September 3, 2025 and on a Form 4 filed with the SEC on August 29, 2025, the stockholder (formerly known as Cottage Holdco B.V.) beneficially owns 451,853,684 shares and has shared voting power over 488,051,545 and shared dispositive power over 451,853,684 shares. Agnaten SE (“Agnaten”) and Lucresca SE (“Lucresca”), each of which is a company with its registered seat in Luxembourg, and JAB Holdings B.V., a Netherlands corporation, indirectly have voting and investment control over the shares held by such stockholder. JAB Beauty B.V. is a direct subsidiary of JAB Holdings B.V. and an indirect subsidiary of Agnaten and Lucresca. Agnaten and Lucresca are each managed by Joachim Creus, Frank Engelen, Dr. Stefan Reimann-Andersen, Martin Haas, Mathias Reimann-Andersen and Oliver Reimann, who exercise voting and investment authority over the shares held by JAB Beauty B.V. Agnaten, Lucresca and JAB Holdings B.V. disclaim the existence of a “group” and disclaim beneficial ownership of these securities. The address of Agnaten and Lucresca is 4 Rue Jean Monnet, Luxembourg, L-2180, Luxembourg, and the address of JAB Beauty B.V. and JAB Holdings B.V. is Piet Heinkade 55, Amsterdam, 1019 GM, The Netherlands.

Based on the Schedule 13D/A filed with the SEC on October 10, 2023, as a result of a proxy agreement, JAB Beauty B.V. may also be deemed to be the beneficial owner of additional Class A Shares that may be deemed to be beneficially owned by Peter Harf. As of the record date, this additional amount equals 36,233,345 (comprised of 12,403,166 Class A Shares and 23,830,179 Class A Shares issuable upon conversion of shares of Series B Convertible Preferred Stock, par value $0.01 per share (the “Series B Shares”), of the Company. The amount identified in this table excludes the shares that may be deemed to be beneficially owned by Peter Harf.

(3)
HFS Holdings S.à r.l, which is beneficially owned by Peter Harf, beneficially owns all of the outstanding shares of Series B Convertible Preferred Stock as of the date of this filing.

Assuming the full conversion of the outstanding shares of Series B Convertible Preferred Stock held by HFS Holdings S.à r.l,, and no other changes in capitalization, as of the record date the beneficial ownership percentage of Class A Common Stock and related voting power would be approximately:
•JAB Beauty B.V.: 50.3% (excluding shares beneficially owned by Peter Harf/HFS Holdings);
•Peter Harf/HFS Holdings: 4.0%
•Sue Nabi: 3.8%
•All current Directors, Nominees and current Executive Officers: 5.8%

(4)
Each of Messrs. Creus, von Bretten and Engelen disclaim beneficial ownership in any shares held by JAB Beauty B.V. except to the extent of a pecuniary interest therein due to their service as a partner of JAB Holding Company Sarl.

(5)
As a result of the beneficial ownership by HFS Holdings S.à r.l (which is beneficially owned by Peter Harf), of 146,057 shares of Series B Preferred Stock, Peter Harf may be deemed to beneficially own an additional 23,830,179 shares of Class A Common Stock (assuming full conversion of the shares of Series B Preferred Stock held by HFS Holdings S.à r.l based on the liquidation preference and dividends accrued through September 12, 2025).

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our executive officers, directors, and persons who beneficially own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Based solely on our review of such forms, or written representations from certain reporting persons that no other reports were required for those persons, we believe that all filing requirements applicable to our executive officers, directors, and greater than 10% beneficial owners were complied with during fiscal year 2025, except that, due to an administrative error, each of Mr. Mercier filed a late Form 4 reporting the corrected number of shares withheld for taxes related to the vesting of an RSU grant, Ms. Srinivasan filed a late Form 4 related to the vesting of an RSU grant, Ms. Zafar filed a late Form 4 related to the vesting of an RSU grant, and Mr. Harf filed a late Form 4 reporting a correction in the number of shares related to the vesting of an RSU grant. Ms. Ballini filed a late Form 4 reporting a purchase transaction.

PROPOSAL NO. 2
APPROVAL OF ADVISORY RESOLUTION ON NAMED EXECUTIVE OFFICER COMPENSATION (SAY-ON-PAY)
In accordance with Section 14A of the Exchange Act, we are asking stockholders to vote, on a non-binding advisory basis, to approve compensation paid to our named executive officers. Executive compensation is disclosed in our “Compensation Discussion and Analysis” (“CD&A”) and the tables and text following the CD&A.
We believe that our compensation program is competitive, stimulates business growth through long-term incentives, and further aligns the named executive officers’ interests with those of the Company’s stockholders. We also believe that our compensation program is effectively designed to attract and retain high quality talent.
Proposal: In accordance with Section 14A of the Exchange Act, and as a matter of good corporate governance, we are asking stockholders to approve the following advisory resolution at the Annual Meeting:
RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the Company’s named executive officers disclosed in the CD&A, the Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement for the Company’s 2024 Annual Meeting of Stockholders.
Recommendation: The Board recommends voting FOR the proposal to approve, on a non-binding advisory basis, the compensation of our named executive officers as described in the CD&A and related compensation tables and discussion in the Proxy Statement.
Vote Required: This advisory vote, commonly referred to as “Say-on-Pay”, requires the affirmative vote of a majority of the votes cast. The advisory proposal is not binding on our Board. However, our Board values our stockholders’ opinions and the RNC will take into account the outcome of the advisory vote when considering future named executive officer compensation. The Board has adopted a policy providing for annual “Say-on-Pay” advisory votes. Unless the Board modifies its policy on the frequency of holding “Say-on-Pay” advisory votes, the next “Say-on-Pay” advisory vote will occur in 2026.
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Overview
This section of the Proxy Statement describes our executive compensation philosophy, objectives and design; our compensation-setting process; our executive compensation program components; and the decisions made for fiscal year 2025 with respect to the compensation of each of our named executive officers who are current executive officers (“NEO”) for fiscal year 2025. Our NEOs for fiscal year 2025 who appear in the Summary Compensation Table below, are:
•    Sue Nabi, Chief Executive Officer (serving since September 2020);
•Laurent Mercier, Chief Financial Officer (serving since February 2021);
•Kristin Blazewicz, Chief Legal Officer and General Counsel (serving since March 2020);
•Anna von Bayern, Chief Corporate Affairs Officer (serving since September 2020); and
•Priya Srinivasan, Chief People & Purpose Officer (serving since April 2023)*.
* Priya Srinivasan was identified as an NEO for fiscal year 2025 but is not a member of the Executive Committee.
Overview of Executive Compensation Philosophy & Objectives
The Company’s compensation programs for our NEOs are designed to attract, retain, motivate and reward leaders who create value for the Company and its stockholders. Accordingly, the Company seeks to provide competitive compensation with components that:
•pay for performance by rewarding executives for leadership excellence and financial performance in line with the Company’s strategic goals; and
•align executives’ interests and risk orientation with the Company’s business goals and the interests of the Company’s stockholders.
Elements and Design of Executive Compensation
As our Company has initiated a multi-pronged plan to fuel operational and financial trend improvement in fiscal year 2026 and beyond, we have continued to focus our compensation program on strengthening the link between individual reward (both short and long-term) and Company performance. The RNC continues to align our executives’ interests with stockholder interests and to foster an ownership culture among our Executive Committee members.

Our current compensation program, implemented in May 2023 for our CEO and in fiscal 2024 for the other NEOs, is designed to include a mix of short-term and long-term incentives to promote the successful development and execution of our ambitious global business strategy and the achievement of mid-term and long-term goals. Variable pay under our APP and ELTIP is the most significant element of our standard NEO compensation program, Key terms include:
•no increase in base salary;
•eligibility for annual cash incentive awards tied to performance metrics under our Annual Performance Plan (“APP”);
•service-vested long-term equity award under our Equity and Long-Term Incentive Plan, as from time to time amended (“ELTIP”), with graded vesting over five years for Executive Committee members, weighted towards the final years to encourage retention, and three year ratable vesting for non-Executive Committee senior leaders; and
•the annual grant of performance restricted stock-units under our ELTIP tied to the achievement of cumulative performance over a three-year period.
We also provide certain benefits and perquisites in line with general practice in the country in which the NEO resides and certain payments in lieu of pensions.
The Company’s fiscal year 2025 standard executive compensation program applicable to the NEOs consisted of the following principal elements:

Compensation Element	Method for Establishing its Value	Form of Payment	Who Establishes Objectives and Participation
Base Salary	Compensation Peer Group analysis, adjusted, as applicable, to reflect merit-based increases.	Cash	Except with respect to their own compensation, the Chief People & Purpose Officer (“CPPO”) and the CEO recommend, subject to RNC review and approval.
APP: Annual Incentive	Collective performance as defined by performance metrics applicable to each NEO. FY25 NEOs did not receive APP bonus awards because the collective factor threshold was not met.	Cash
Except with respect to their own compensation, the CPPO and the CEO recommend, subject to RNC approval of: (i) NEO participation level in and awards under the annual incentive program and (ii) corporate objectives. RNC determines performance against corporate objectives.

ELTIP: Long-Term Incentive	Compensation Peer Group analysis adjusted to reflect the total pool size and subjective review of NEO individual performance.
For members of our Executive Committee, one time grant in 2023 of RSUs with a five-year graded vesting period from the grant date. For non-Executive Committee members, annual grant of RSUs with a three-year ratable vesting period.

Except with respect to their own compensation, the CPPO and the CEO recommend target grant levels for each NEO, subject to RNC approval of: (i) target grant levels and (ii) evaluation of performance against target.

PRSU: Performance Based Long-Term Incentive	Performance metrics applicable to each NEO based on the Company’s performance against specified performance metrics.	RSUs with a three-year cliff vest period from the grant date,
Except with respect to their own compensation, the CPPO and the CEO recommend, subject to RNC approval of: (i) NEO participation level in and awards under the long-term incentive program and (ii) corporate objectives. RNC determines performance against corporate objectives.

The Company believes that the compensation program plays a key role in providing the appropriate incentives to drive success, which in turn, should help drive improved operating and financial results reflected in improved total stockholder return.

Fiscal Year 2025 Compensation Decisions and Structure

Base Salary and Target Incentive Compensation Determinations
The RNC annually reviews each executive officer’s target total direct compensation, which is comprised of annual base salary, target annual cash bonus (short-term incentive) and target annual equity-based compensation, target performance-based equity-based compensation (long-term incentives), as described in more detail below. These targets are generally based on a percentage of the NEO’s annual base salary and level and scope of responsibility and are reviewed regularly.
Competitive Compensation. Our compensation program for our NEOs is designed to compensate our NEOs competitively to ensure that we attract and retain the right talent to deliver stockholder value. We benchmark our compensation against a peer group of companies that includes companies against whom we compete for key talent (the “Compensation Peer Group”), which is described more fully below. We generally target total direct NEO compensation at or around the median of the Compensation Peer Group and provide the NEOs with the opportunity to earn total direct compensation toward the third quartile of the Compensation Peer Group based on exceptional performance.
Annual Salary Determination. We pay base salaries to provide executives with a secure, fixed base of cash compensation in recognition of individual responsibilities and job performance. Consistent with our pay-for-performance philosophy, base salary generally accounts for less than 25% of each NEO’s target total direct compensation. Salary levels are typically set and reviewed annually by the RNC and in connection with the appointment of a new executive. Salaries and any salary increases are approved by the RNC after a comparative analysis of base salaries for similar positions among the Compensation Peer Group. When determining base salaries, the RNC considers external competitive market conditions in addition to total direct compensation targets and personal performance and internal comparisons. In fiscal 2025, no salary increases were approved. In fiscal 2024, a salary increase was approved for Ms. Blazewicz that was effective July 1, 2024.
Annual Cash Bonus plan. Our annual cash bonus plan, the APP, is a key component that further incorporates performance philosophy into the compensation program for our NEOs. Our APP is designed to stimulate achievement of business results by linking highly performance-based, at-risk annual cash incentives up to a set maximum amount to the achievement of collective performance targets. In addition to establishing individual target percentages of annual salary for each NEO, the RNC establishes collective performance metrics based on key business objectives that we believe drive Company performance and stockholder value. We generally believe that setting several, interdependent, enterprise-wide targets provides meaningful, measurable goals and aligns the APP with Company performance and value creation. We believe that the APP encourages, reinforces and rewards delivery of financial and operational performance that should directly impact stockholder value. The establishment of APP performance metrics and the determination of the achievement against those goals to establish the APP payout is described in greater detail below. In fiscal 2025, each NEO was eligible for APP.
Long-Term Incentive Equity Compensation. We seek to closely align the interests of our NEOs with those of our stockholders through a compensation program in which a significant portion of total compensation is paid through equity-based long-term incentives granted under the ELTIP, which governs all equity awards granted to employees after its adoption in 2013. Our equity compensation programs are intended to encourage retention of, and long-term focus by, our NEOs by giving them an ownership stake in our future growth and financial success, and we believe that long-term equity-based compensation provides direct alignment between our NEOs’ and stockholders’ interests.
Introduced in fiscal 2024, our compensation program incorporates a mix of service-based and performance-based equity awards to appropriately incentivize the achievement of long-term business performance goals and sustainable growth, while offsetting the risk of overemphasis on any one metric or time period. Generally, the RNC determines a target value and split for equity-based awards for each NEO generally based on level, job scope and impact. After assessing the individual performance of each NEO, the RNC determines whether to award the full target award. The number of RSUs and PRSUs granted is calculated by dividing the target value by the average Class A Common Stock closing price over the 30-day period prior to the grant date.

—Service-Based Equity Awards. Our service-based equity compensation program is intended to encourage retention of, and long-term focus by, our NEOs by giving them an ownership stake in our future growth and financial success.
Executive Committee NEOs. In fiscal 2024, for each Executive Committee member, the RNC aggregated five years of annual awards of service-based equity, with graded vesting over five years weighted towards the final years to encourage retention. As previously disclosed, each of the Executive Committee NEOs received a one-time award in the form of RSUs under the ELTIP, with a five-year graded vesting period (15%, 15%, 20%, 20% 30%), This structure for service-based equity awards for Executive Committee members is intended to balance the annual quantum of awards across senior leaders responsible for driving long-term success. The RNC believes this structure helps ensure long-term retention of key executive talent and a longer-term strategic perspective. Executive Committee members will not be eligible for additional service-based RSU award grants for the five-year vesting horizon of the grant awarded in fiscal 2024. Accordingly, in fiscal 2025, Mr. Mercier and Mses. Nabi, Blazewicz and von Bayern did not receive an award of service-based equity.

Non-Executive Committee NEOs. Senior leaders (including Ms. Srinivasan) who are not members of the Executive Committee receive annual awards in the form of RSUs under the ELTIP, with three-year ratable vesting (33%, 33%, 33%).
— Performance-Based Equity Awards. Under our compensation program, each NEO receives an annual award of PRSUs, with three-year cliff vesting, subject in each case to the achievement of cumulative three-year performance objectives and the executive’s continued employment through the applicable vesting date. The performance objectives for such grant are determined by the RNC in advance of the annual grant process in October. The performance objectives for the PRSUs granted to NEOs in fiscal 2025 (including the September 2024 PRSU grant to Ms. Nabi) are described in more detail below. See “Fiscal Year 2025 Long-Term Equity Compensation — Performance-Based Equity Awards”.
Details of Compensation Arrangements for Named Executive Officers. In fiscal year 2025, the RNC continued to carefully consider the appropriate levels and mix of compensation to establish incentives that are linked to the Company’s goals and align the executives’ interests with those of the stockholders and are also consistent with internal and external competitive comparisons. It also continued implementation of more standardized confidentiality, non-competition, and non-solicitation agreements.
Sue Nabi, Chief Executive Officer. During fiscal 2025, there were no additional changes to the compensation arrangements for Ms. Nabi previously announced in May 2023. The performance objectives applicable to the PRSU awards were determined by the RNC in connection with the Company’s annual grant program as described below.
Nabi Amended Employment Agreement
On May 4, 2023 the Board and Ms. Nabi entered into an amendment to that certain employment agreement dated as of October 13, 2020, as amended by the amendment (the “Amendment”) setting forth the terms of the fiscal 2024 compensation arrangements for Ms. Nabi, effective July 1, 2023. Ms. Nabi’s compensation agreement is anchored on a long-term equity program which runs through 2030. The agreement includes a significant portion of performance related shares alongside a performance related bonus, which are intended to further align all stakeholders’ interests and incentivize strategic growth, recognizing that the Company has now moved from its transformation agenda to a stable strategic platform.
Annual Bonus Plan
In addition to her annual base salary in the amount of €3,000,000, which remains unchanged, Ms. Nabi is eligible to participate in the Company’s performance-based Annual Bonus Plan. Ms. Nabi will participate under the Annual Bonus Plan with a target of 100% of her Base Salary, a maximum of 200%, and a minimum of 0% if certain threshold conditions are not achieved. The performance objectives for the Annual Bonus Plan are determined annually by the RNC.
Nabi Equity Program
Under the terms of the equity arrangement, the Board has designed a long-term equity program for Ms. Nabi (the “Nabi Equity Program”) with equity awards vesting through 2030. Pursuant to the terms of the Amendment, on

May 4, 2023 the Company granted Ms. Nabi a one-time award of 10,416,667 RSUs (the “RSU Award”), which will vest and settle in shares of the Company’s Class A Common Stock over five years on the following vesting schedule: (i) 15% of the RSU Award on September 1, 2024, (ii) 15% of the RSU Award on September 1, 2025, (iii) 20% of the RSU Award on September 1, 2026, (iv) 20% of the RSU Award on September 1, 2027; and (v) 30% of the RSU Award on September 1, 2028, in each case subject to Ms. Nabi’s continued employment through the applicable vesting date. On each of September 1, 2024 and September 1, 2025, 15% of the RSU award vested, respectively.
In addition, on each of May 4, 2023, September 1, 2024 and September 1, 2025, pursuant to the terms of the arrangement the Company also granted Ms. Nabi an award of 2,083,333 PRSUs, which will fully vest on September 1, 2026, September 1, 2027 and September 1, 2028, respectively, subject to the achievement of three-year performance objectives and subject to Ms. Nabi’s continued employment. The arrangement also provides for an additional annual award of 2,083,333 PRSUs that the Company will grant to Ms. Nabi on or around each of September 1, 2026, and September 1, 2027, which will vest on the third-year anniversary of the respective grant date, subject in each case to the achievement of three-year performance objectives and Ms. Nabi’s continued employment through the applicable vesting date.
Reload Options
In the event that Ms. Nabi enters into a “tag along” agreement with the Company’s largest stockholder, JAB Beauty B.V. (“JAB”), and Ms. Nabi participates in a “tag along” sale with JAB whereby JAB and Ms. Nabi sell shares of Common Stock for cash in a privately negotiated transaction (i.e., not a public offering), subject to Board approval the Company will grant Ms. Nabi new options to acquire shares of Common Stock (the “Reload Options”) in an amount equal to the number of shares sold by Ms. Nabi in such transaction. The Reload Options will have a strike price equal to the greater of the volume weighted average price for shares at the time of the relevant transaction and the fair market value on the date of grant.
Compensation Arrangements for Other Named Executive Officers. Since the beginning of our transformation in 2020, a significant portion of NEO total compensation has been paid through annual service-based long-term equity-based (RSU) awards. Consistent with the compensation plan of Ms. Nabi implemented in fiscal 2024, the compensation arrangements for the other NEOs also include a portion of performance related shares alongside a performance related bonus, which are intended to further align all stakeholders’ interests and incentivize strategic growth.
Laurent Mercier, Chief Financial Officer. On September 28, 2023, the RNC approved a compensatory arrangement for Mr. Mercier, effective October 1, 2023. He is entitled to an annual base salary in the amount of €825,000, which remained unchanged for fiscal 2025. Mr. Mercier is eligible to participate in the APP with a target of 70% of his base salary, a maximum of 200%, and a minimum of 0% if certain threshold conditions are not achieved.
Mr. Mercier’s one-time long-term equity award granted in October 2023 had an annualized target value of $2,200,000 and was comprised of:
•a one-time award of 559,625 RSUs vesting as follows: 15% on October 19, 2024, 15% on October 19, 2025, 20% on October 19, 2026, 20% on October 19, 2027 and 30% on October 19, 2028, in each case subject to certain vesting conditions and exceptions including Mr. Mercier’s continued employment through the applicable vesting date. On October 19, 2024, 15% of the award vested.
•an annual award of 111,925 PRSUs, which will fully vest on October 19, 2026 subject to the achievement of the applicable three-year performance objectives and subject to Mr. Mercier’s continued employment.
In October 2024, Mr. Mercier’s fiscal 2025 long-term equity award was comprised of 111,925 PRSUs, which will fully vest on October 19, 2027 subject to the achievement of the applicable three-year performance objectives and subject to Mr. Mercier’s continued employment.
Ms. Blazewicz, Chief Legal Officer. On September 28, 2023, the RNC approved a compensatory arrangement for Ms. Blazewicz, effective October 1, 2023. Ms. Blazewicz is entitled to an annual base salary of $850,000, which was increased from $800,000, effective July 1, 2024. Ms. Blazewicz is eligible to participate in the APP with a target of 70% of her base salary, a maximum of 200%, and a minimum of 0% if certain threshold conditions are not achieved.
Ms. Blazewicz’s one-time long-term equity award granted in October 2023 had an annualized target value of $1,700,000 and was comprised of:
•a one-time award of 432,435 RSUs vesting as follows: 15% on October 19, 2024, 15% on October 19, 2025, 20% on October 19, 2026, 20% on October 19, 2027 and 30% on October 19, 2028, in each case subject to certain vesting conditions and exceptions including Ms. Blazewicz’s continued employment through the applicable vesting date. On October 19, 2024, 15% of the award vested.
•an annual award of 86,487 PRSUs, which will fully vest on October 19, 2026, subject to the achievement of three-year performance objectives and subject to Ms. Blazewicz’s continued employment.
In October 2024, Ms. Blazewicz’s fiscal 2025 long-term equity award was comprised of 86,487 PRSUs, which will fully vest on October 19, 2027 subject to the achievement of the applicable three-year performance objectives and subject to Ms. Blazewicz’s continued employment.
Ms. von Bayern, Chief Corporate Affairs Officer. On September 28, 2023, the RNC approved a new compensatory arrangement for Ms. von Bayern, effective October 1, 2023. Ms. von Bayern is entitled to an annual base salary in the amount of €800,000, which was unchanged for fiscal 2025. Ms. von Bayern is eligible to participate in the APP with a target of 70% of her base salary, a maximum of 200%, and a minimum of 0% if certain threshold conditions are not achieved.
Ms. von Bayern’s one-time long-term equity award granted in October 2023 had an annualized target value of $1,200,000 and was comprised of:
•a one-time award of 305,250 RSUs vesting as follows: 15% on October 19, 2024, 15% on October 19, 2025, 20% on October 19, 2026, 20% on October 19, 2027 and 30% on October 19, 2028, in each case subject to certain vesting conditions and exceptions including Ms. von Bayern’s continued employment through the applicable vesting date. On October 19, 2024, 15% of the award vested.
•an annual award of 61,050 PRSUs, which will fully vest on October 19, 2026, subject to the achievement of three-year performance objectives and subject to Ms. von Bayern’s continued employment.
In October 2024, Ms. von Bayern’s fiscal 2025 long-term equity award was comprised of 61,050 PRSUs, which will fully vest on October 19, 2027 subject to the achievement of the applicable three-year performance objectives and subject to Ms. von Bayern’s continued employment.
Ms. Srinivasan, Chief People & Purpose Officer. On April 1, 2024, the RNC approved a compensatory arrangement for Ms. Srinivasan. Ms. Srinivasan is entitled to an annual base salary in the amount of €473,000, which remained unchanged for fiscal 2025. Ms. Srinivasan is eligible to participate in the APP with a target of 55% of her base salary, a maximum of 200%, and a minimum of 0% if certain threshold conditions are not achieved.
Ms. Srinivasan’s fiscal 2025 long-term equity award had a target value of $500,000 and comprised:
•an award of 30,898 RSUs vesting as follows: 33% on October 19, 2025, 33% on October 19, 2026, 34% on October 19, 2027, in each case subject to certain vesting conditions and exceptions including Ms. Srinivasan’s continued employment through the applicable vesting date. On October 19, 2024, 33% of the award vested.
•an award of 30,898 PRSUs, which will fully vest on October 19, 2027, subject to the achievement of three-year performance objectives and subject to Ms. Srinivasan’s continued employment.
Fiscal 2025 Annual Incentive Compensation Goals under the APP— Performance Metrics
We provide for the opportunity to earn annual incentive cash compensation awards under the APP. The APP is designed to stimulate achievement of business results by linking annual cash awards with the achievement of quantifiable performance measures.
Performance Metrics. The RNC developed potential APP awards based on the achievement of performance targets for fiscal year 2025 for Coty Inc. and determined which targets would be applicable to each NEO, subject to adjustment for a variety of items, including acquisition and disposition activity. Consistent with its general historical approach, the RNC considered fiscal year 2025 APP targets based on three financial performance metrics that focus on top-line growth, enhancing profitability and deleveraging the balance sheet. The RNC set these collective performance targets across several performance measures based on our internal planning and forecasting processes as well as a comparison to fiscal 2025 performance. Each performance measure is weighted, and targets for each performance measure are set at “minimum”, “below”, “target”, “exceeds” award levels. Performance metrics are presented on a “constant currency” basis, meaning that the exchange rates used for calculating these performance metrics are the rates used for fiscal year 2023 actual results so that they are measured on an absolute basis (at the prior year exchange rates) and the impact of exchange rate fluctuations is neutralized.
For APP purposes for fiscal 2025, the RNC determined that executive performance would be measured based on three financial metrics: (i) net revenue growth (on a like-for-like basis, adjusted for acquisitions and dispositions), (ii) $ EBITDA (calculated as absolute value of adjusted EBITDA) and (iii) free cash flow (representing the cash that Coty generated after cash outflows to support operations and maintain its capital assets for the 2025 fiscal year). In addition, APP awards are conditioned on meeting an absolute value of Adjusted EBITDA threshold so that no awards will be paid if the absolute value of the Adjusted EBITDA target is not met. These performance measures were selected because, among other things, the RNC, upon advice of management, believed at that time that they most accurately measured the Company’s performance in executing its business plan, with a focus on top line growth, margin expansion and cash flow generation. The RNC implemented the adjusted EBITDA absolute value metric due to the high level of uncertainty in fiscal year 2025 on net revenue growth. They were also intended to align incentives with a focus on the metrics that were considered most important to the business. While each target was considered achievable, a superior level of performance was required to receive an award above the target level.
The RNC has adopted performance metrics for the APP that are non-GAAP financial measures, which exclude certain items that the RNC believes are not reflective of the Company’s ongoing operating performance. The RNC believes these performance metrics more accurately reflect the Company’s underlying financial and operating results. For descriptions and a reconciliation of adjusted EBITDA, free cash flow, like-for-like net revenue, which are non-GAAP financial measures, to the most directly comparable GAAP financial measure, please see our earnings release for the fourth quarter and full year ended June 30, 2025 furnished as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 20, 2025.
Target APP awards for each NEO were calculated as a percentage of such NEO’s base salary, ranging from 55% to 100% of each NEO’s base salary (as may be adjusted if the salary is changed during the fiscal year, and prorated over a partial year of service). For fiscal year 2025, this target award could be multiplied by a factor ranging from zero to 2.0 (200%) of such target award based on the level of performance attained against the performance metrics established under the APP, as shown in the tables below. In light of the relative importance of profitability improvement, only the achievement of above “target” in the $ EBITDA metric can drive the factor above 1.0 (100%) and capped at 2.0 (200%). Each NEO’s APP award is based solely on the Company’s achievement with respect to these financial performance criteria.
The RNC, upon the advice of management, selected these performance measures because it believed at that time that they were the most appropriate means to incentivize and measure achievement of our objectives. We believe that the APP encourages, reinforces and rewards delivery of financial and operational performance that should directly impact stockholder value. Our collective performance targets for Coty Inc. and each NEO under the APP are set forth below in “Fiscal Year 2025 Performance Targets under the APP”.

Fiscal Year 2025 Performance Targets under the APP

Coty Inc. Fiscal Year 2025 Performance Targets(1)
(applicable to All NEOs)
USD $M

	Minimum	Below Target	Target	Exceeds Target	Actual
Net Revenue Growth (LFL)(2)	6%	6.5%	7%	_	(2%)
Performance Factor	0.60	0.80	1.00	_	0.60
$ EBIDTA (Absolute Value- Adjusted) ($)	1,189.00	1,195.00	1,200.00	1,230.00	1,081.70
Performance Factor	0.60	0.80	1.00	2.00	0.60
Growth EBITDA (Adjusted) If $ EBITDA below $1,175M, no bonus	9%	10%	10%	13%	$ EBITDA below threshold
Free Cash Flow ($) (in millions)	410	425	440	_	278
Performance Factor	0.60	0.80	1.00	_	0.60
Total Payout Factor					0

(1) Net Revenue Growth (LFL), Adjusted EBITDA, and Free Cash Flow are each a non-GAAP measure.

Once the performance levels were determined, a multiplier score was then established. To determine the final APP award, the score is multiplied by the NEO’s target bonus percentage and annual base salary. The example below illustrates the calculation:
Illustrative Example of APP Bonus Calculation. Assume an NEO has an annual base salary of $500,000 and an annual APP target set at 70% of her base salary and that her APP award is based on the Company’s Adjusted Operating Income performance for the 2025 fiscal year, which results in a score of 105%.
Based on these facts, the NEO’s APP award would be $367,000. The NEO’s APP award could have ranged from $0, if her total APP factor was zero, to $700,000 if her total APP factor was 2 (200%).
The formulas below illustrate the calculation:
APP Factor: 105%
Final APP Award: $500,000 x 0.70 x 1.05 = $ 367,500
Total Cash Compensation: $500,000 + $367,500 = $867,500
APP Evaluation and Bonus Determination
Shortly after fiscal year 2025 was completed, the RNC assessed net revenue growth (LFL), $ EBITDA and free cash flow performance to determine APP awards for the 2025 fiscal year. The RNC also set an aggregate amount available for payment of APP awards based on collective financial performance. Performance was measured against each of the established Coty Inc. targets. In its review of performance, the RNC determined whether performance meets targets set at “minimum”, “below”, “target”, “exceeds” award levels. If actual performance was between two award levels, the factor would be calculated pro rata between the two award levels based on actual performance.
The collective factor for Fiscal Year 2025 was zero because the minimum $ EBITDA threshold was not met. As a result, no APP awards were paid to the NEOs for Fiscal Year 2025.
Fiscal Year 2025 Long-Term Equity Compensation
Annual Awards. The size of the total pool for equity-based awards to our employees as a whole under the ELTIP (including the NEOs) is based on the total number of employees and their target or notional grants for their respective job levels. The RNC determined that the maximum number of RSU awards available for the annual grant in fiscal year 2025 was a total pool valued at $49,000,000, based on the total number of employees and their target or notional grants for their respective job levels. When deciding whether to award annual grants, the RNC considers the collective performance of Coty Inc. during the fiscal year on which the awards are based and, where applicable, an employee’s individual performance in the fiscal year. As described above, all long-term equity awards granted to our Executive Committee NEOs in fiscal year 2025 were awarded in the form of PRSUs with three-year cliff vesting subject to the achievement of performance metrics. All annual long-term equity awards granted to our non-Executive Committee NEO in fiscal year 2025 were awarded in the form of RSUs with a three-year ratable vesting period tied to continued employment with the Company and PRSUs with three-year cliff vesting subject to the achievement of performance metrics. The specific awards for the NEOs are shown in the table under the heading “Fiscal Year 2025 Grants of Plan-Based Awards”. When dividends on our Class A Common Stock are paid, dividend equivalent rights are accrued on the RSUs and are paid in cash upon vesting; the Board suspended the payment of dividends on our Class A Common Stock in April 2020.
Performance-Based Equity Awards — Performance Metrics for Fiscal 2025 PRSU Awards
The PRSU awards align the interests of the NEOs with those of shareholders by encouraging NEOs to focus on the long-term performance of the Company that create shareholder value. The Company uses established performance metrics, through the use of PRSU awards, to tie our long-term incentive awards to specific performance goals.
The RNC set the PRSU targets listed below for the three-year performance period starting July 1, 2024 through June 30, 2027. The delivery of results against these targets will determine the ultimate payout for this portion of compensation.

PRSU TARGETS FOR PERFORMANCE PERIOD JULY 1, 2024—JUNE 30, 2027

Key Metrics:	Features:
Adjusted Operating Income (1)	•60% weighting •cumulative over 3 fiscal years •7 performance tiers, with 0% to 100% maximum PRSUs earned
Net Revenue (LFL) Growth	•30% weighting, •average over 3 fiscal years •7 performance tiers, with 0% to 100% maximum PRSUs earned
ESG Rating Improvement	•10% weighting •assessed at end of 2027

(1)    “Adjusted Operating Income” for purposes of PRSU Award calculations will be equal to Coty Inc. non-GAAP “adjusted operating income”, as publicly disclosed in the Coty Inc. earnings release for the applicable fiscal year. Adjusted operating income is defined as Operating Income, adjusted to exclude gains and losses from disposal, business structure realignment programs and acquisition-related costs.
(2)    “LFL Net Revenue” for purposes of PRSU Award calculations will be equal to Coty Inc. non-GAAP “like-for-like net revenue”, as publicly disclosed in the Coty Inc. earnings release for the applicable fiscal year.

(3)    “ESG Ratings Improvement” will mean the advancement of the Coty Inc. ESG rating maintained by a specified ratings provider significantly towards “low risk” (including environmental, social and governance factors).

The RNC believes that using consolidated net revenue growth in both the short-term and long-term incentive performance metrics reinforces the Company’s continued emphasis on top-line growth and rewards continued focus on diversification of revenue streams. Similar to the performance metrics under the APP, the RNC has adopted performance metrics that use non-GAAP financial measures, which exclude certain items that the RNC believes are not reflective of the Company’s ongoing operating performance. The RNC believes these performance metrics more accurately reflect our underlying financial and operating results. For a description and reconciliation of LFL net revenue and adjusted operating income, which are non-GAAP financial measures, to the most directly comparable GAAP financial measure, please see our earnings release for the fourth quarter and full year ended June 30, 2025 furnished as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 20, 2025. In addition, in light of our commitment to our ESG initiatives, the RNC adopted an ESG Ratings Improvement metric, for a comprehensive and objective target designed to measure a company’s resilience to long-term, industry material ESG risks, and evaluates exposure to and management of ESG risks relative to peers, and that emphasizes the senior leadership team’s joint execution of Coty’s sustainability strategy.
Grant Timing
The RNC considers several factors when determining long-term incentive awards for each NEO. Notional grants or target awards are established for each role. Then, these target awards may be adjusted based on the RNC’s determination of the total pool size and, in extraordinary circumstances, its review of the NEO’s individual overall performance during the fiscal year. There is no relationship between the timing of the granting of awards and our release of material non-public information.
Grant Practices Specific to Stock Option Awards. During 2025, none of our NEOs received any grants of any stock options, stock appreciation rights or similar equity awards that include an exercise price (collectively, “Option Awards”). We have not granted any Option Awards to any employees, including NEOs, since fiscal year 2020. The Remuneration and Nomination Committee does not currently have plans to grant Option Awards to any employees, including NEOs, in the future as part of the Company’s equity compensation programs. For these reasons, we do not currently have policies or practices on the timing of Option Awards, as described in Item 402(x) of Regulation S-K. In the event the Remuneration and Nomination Committee decides in the future to include Option Awards as part of our compensation programs, such policies and practices would be adopted at that time and disclosed in accordance with Item 402(x) of Regulation S-K.
Additional Executive Compensation Information
We believe our NEO compensation program follows best practices with respect to corporate governance and risk management, and includes the following principles:
Stock ownership and retention guidelines. As described above, we strongly believe in encouraging stock ownership by our NEOs and have adopted stock ownership guidelines that apply to our executives and directors for so long as they serve as executives or directors. These guidelines provide that, after a five-year phase-in period, the Chief Executive Officer and the other members of the Executive Committee should invest in our shares in an amount equal to or exceeding a multiple of five and three times their annual base salary, respectively, and, in the case of our non-employee directors, three times his or her annual cash retainer. If a participant fails to achieve initial compliance within the phase-in period, the RNC may decide that the participant is ineligible to receive equity grants until the guidelines are met. Although the phase-in period has not concluded as of fiscal 2025 for each of our executives and directors, a majority of executives and directors subject to these guidelines have achieved initial compliance, and for those who have not, there is no reason to believe that they will not be in compliance.
Hedging transactions prohibited. Our insider trading policy prohibits directors, officers and employees from engaging in short sales, derivatives trading and hedging involving our securities.
No tax gross-ups. Any personal income taxes due as a result of compensation and/or perquisites are generally the responsibility of the NEOs. We do not provide tax gross-ups for golden parachute excise taxes.

Incentives do not encourage excessive risk taking. We believe that our compensation program does not contain features that could potentially encourage excessive risk taking. In addition, we continue to utilize multiple performance measures under the APP applicable to senior leaders to reduce the risk of over concentration on a single business or financial metric. Our RSUs and other equity granted to our NEOs generally vest over a five-year graded or three-year ratable period tied to continued employment with the Company, and in the case of PRSUs a three-year cliff vest tied to the achievement of long-term performance objectives. Management has sizable unvested stock positions relative to their income, which together encourage focus on the long-term value of our stock, aligns management’s and stockholders’ interests and discourages excessive risk taking to optimize short-term and non-sustainable performance.
No backdating or repricing of stock options. In fiscal year 2025, the annual equity grants were made in October 2024. Equity awards, including stock options, are never backdated. In addition, our equity incentive plans prohibit repricing of stock options and issuing stock options at below-market exercise prices, unless otherwise approved by our stockholders.
Independent external experts engaged for executive compensation information. Each year since fiscal year 2010, the RNC has engaged an independent external expert to provide information with respect to executive compensation.
Limited perquisites. NEO perquisites are reasonable and generally represent no more than 3.0% of each NEO’s total target compensation. See “Benefits and Perquisites” below.
Double-trigger equity vesting upon a change in control. All active equity compensation plans and programs that provide for additional or accelerated payment or fully accelerated vesting in connection with a change in the control of the Company, including the ELTIP, require a “double-trigger”, which means that accelerated vesting of equity awards issued under the ELTIP will only occur upon a termination of employment in connection with a change in control and not simply as a result of the completion of a change in control transaction. Upon the occurrence of such events, the award vests in full.
Clawback Policy. We adopted a Clawback Policy in fiscal 2020 and amended the policy in 2023 to reflect the adoption of SEC rules. Under our amended Clawback Policy, we may recoup incentive compensation paid to a Section 16 officer in the event an accounting restatement occurs as a result of material noncompliance under any financial reporting requirements. If the restated results would have afforded a lower incentive payout, the Board may, in its discretion, seek reimbursement of the difference for the three-year period preceding the restated period. Recoupment can include cancellation of unvested equity awards. With respect to fraud or willful misconduct, our amended Clawback Policy is unchanged from the original Clawback Policy adopted in 2020, which requires the clawback of any cash or equity incentive compensation for the three-year period preceding the restated period. Our amended policy applies to a broader group of executives and a broader definition of incentive compensation than the standards required by the Clawback Rules. A copy of our Clawback Policy was filed as Exhibit 97.1 to our Annual Report on Form 10-K for the year ended June 30, 2024.
The Company has not made any accounting restatements requiring disclosure pursuant to Item 402(w) of Regulation S-K.
Insider Trading Policy. The Company has adopted an Insider Trading Policy governing the purchase, sale and other dispositions of the Company’s securities by its directors, officers, employees and contractors that the Company believes is reasonably designed to promote compliance with insider trading laws, rules and regulations (including both U.S. securities laws and the EU Market Abuse Regulation) and the listing standards applicable to the Company. A copy of our insider trading policy was filed as Exhibit 19.1 to our Annual Report on Form 10-K for the year ended June 30, 2024.

Competitive Compensation and Peer Group Rationale
In establishing compensation for our NEOs, we consider the compensation practices, structures and terms (such as the length and nature of applicable vesting periods and the mix of performance-vested and time-vested awards) of the Compensation Peer Group. We consider these practices to determine the competitiveness of individual compensation elements and total compensation of our NEOs. We seek to structure the forms and mix of our executive compensation program in a manner generally consistent with our peers and so that target total direct NEO compensation is at or around the median of the Compensation Peer Group and provides the NEOs the opportunity to earn higher total direct compensation based on exceptional performance in order to attract and retain talent. Individual pay to NEOs varies in accordance with experience, individual and collective performance and other factors determined by the RNC. Actual total direct compensation reported may also vary due to currency fluctuations.
The Compensation Peer Group consists of companies that compete directly with us for executive talent and compete with us in the marketplace for business and investment opportunities, as well as global footprint and the complexity of the Company’s strategic, operational and financial transformation. In light of the Company’s ambitious strategic agenda, the RNC believes that comparators based on these characteristics are more meaningful than revenue or market capitalization alone.
The RNC periodically reviews the companies included in the Compensation Peer Group, including in consultation with an independent external compensation expert. Our Compensation Peer Group used for compensation decisions in fiscal year 2025 included the following companies:

Beiersdorf	L’Oreal
Colgate-Palmolive Company	The Procter and Gamble Company
The Estée Lauder Company, Inc.	Puig
Kenvue	Sephora (a subsidiary of LVMH)
Kering	Ulta Beauty, Inc.
LVMH Moet Hennessy - Louis Vuitton SE	Unilever PLC
No changes were made to the Compensation Peer Group in fiscal 2025, following the changes implemented the previous year to include companies with a lower range of annual revenues. Accordingly, the Compensation Peer Group included companies with a broad range of annual revenues, ranging from $4.7 to $94 billion, with a median of approximately $17.5 billion. Benchmarking of compensation was size adjusted to reflect our annual net revenues of approximately $6.12 billion in fiscal 2024.
Benefits and Perquisites
General. In general, our NEOs participate in the same benefit plans generally available to our employees in the home country in which the NEO resides. These benefit plans include health insurance, life insurance and disability coverage. NEOs receive the same coverage as the rest of our employees, with the exception of healthcare coverage that is provided through a specific international health insurance plan.
Perquisites. We provide NEOs with reasonable perquisites on an individual basis. Perquisites generally represented no more than 3.0% of each NEO’s total compensation. All perquisites with an aggregate value of at least $10,000 received by an NEO are detailed in the footnotes to the Summary Compensation Table. The perquisites generally include car allowances to the extent deemed necessary for business purposes and relocation assistance. In addition, for purposes of security, productivity, and efficiency, beginning in January 2024, the Company maintains an arrangement with NetJets for the use by the CEO of chartered aircraft for business travel. Employees are permitted to accompany the CEO on the Company chartered aircraft solely for business purposes with prior authorization by the CEO. The CEO was also eligible to use the Company chartered aircraft for personal travel and permitted to be accompanied by guests. The CEO is wholly responsible for the tax consequences related to any personal use of Company chartered aircraft. The Company did not provide gross-ups or other tax protection related to the personal use of chartered aircraft. In fiscal 2025, Ms. Nabi did not utilize this perquisite for personal travel or travel by her guests.

Retirement Plans. We provide retirement benefits to our NEOs in the United States and other relevant countries through our local retirement plans.
Potential Payments upon Termination of Employment. The employment agreements with our NEOs and our compensation plans provide for certain payments and incremental benefits if an NEO’s employment is terminated under certain circumstances. There are no tax gross-ups provided in connection with these payments or incremental benefits. These payments and incremental benefits are discussed in “—Potential Payments upon Termination or Change-in-Control”.
Employment Agreements
We have entered into employment agreements with each of our NEOs. The employment agreements are described in “—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment Agreements”.
Tax and Accounting Implications
The exemption excluding certain performance-based compensation from the deductions limits under Section 162(m) of the Internal Revenue Code for compensation paid to the chief executive officer and the three other most highly compensated executive officers (other than the chief financial officer) was eliminated, effective for taxable years beginning after December 31, 2017. Therefore, compensation paid to our covered executive officers in excess of $1,000,000 would not be deductible unless it is payable pursuant to a legally binding arrangement in place as of November 2, 2017 under which, prior to the change in tax law, the compensation would have been deductible.
Our compensation programs are intended to maximize the deductibility of the compensation paid to our NEOs to the extent that we determine deductions are available, particularly in the United States, and in our best interests and to further advance organizational growth while providing competitive compensation.
While the RNC is mindful of the potential benefit to the Company of the full deductibility of compensation, the committee believes that the Company should maintain the flexibility to compensate our NEOs in a manner that can best promote the Company’s objectives. The RNC intends to continue to compensate our executive officers in a manner consistent with the best interests of the Company and its stockholders.
Independent External Experts Engaged by the Remuneration and Nomination Committee
The RNC has engaged independent external experts to provide information with respect to our executive compensation.
The independent external expert reports directly to the RNC, with input from certain members of senior management. All decisions with respect to the amount and form of NEO compensation under our executive compensation programs are made solely by the RNC and may reflect factors and considerations other than the information provided by the independent external expert.
In fiscal year 2025, the RNC engaged Willis Towers Watson to provide information regarding competitive compensation peer group and compensation benchmarking data for NEO’s and executive-level positions, as well as information about market practices for equity compensation and plan governance. The RNC assessed the independence of Willis Towers Watson and concluded that Willis Towers Watson is independent and no conflict of interest exists that would prevent Willis Towers Watson from providing this information to the RNC.
Stockholder Engagement
Role of “Say-on-Pay” Advisory Vote on Executive Compensation
We provided stockholders a “Say-on-Pay” advisory vote on the compensation of our NEOs under Section 14A of the Exchange Act. At our 2024 Annual Meeting of Stockholders, approximately 94.3% of the votes cast for approval of the “Say-on-Pay” advisory vote.
Regular Engagement. The RNC also considers many other factors in evaluating our executive compensation programs as discussed in this CD&A, including the RNC’s assessment of the interaction of our compensation programs with our corporate business objectives, evaluations of our programs by external consultants, and review of peer group and survey data, each of which is evaluated in the context of the RNC’s fiduciary duty to act in stockholders’ best interests. We will continue to reach out to investors and to consider the outcome of say-on-pay votes when making future compensation decisions for our executives and as we implement our 2025 executive compensation program.
REMUNERATION AND NOMINATION COMMITTEE REPORT
The Remuneration and Nomination Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis (this “CD&A”) with management and based on such review and discussions has recommended to the Board of Directors of the Company that this CD&A be included in the Company’s Proxy Statement on Schedule 14A for the 2025 Annual Meeting of Stockholders.
The Remuneration and Nomination Committee
Beatrice Ballini, Chair
Robert Singer
Lubomira Rochet

Summary Compensation Table
The following table sets forth information regarding fiscal year 2023, 2024 and 2025 compensation for our NEOs. Columns otherwise required by SEC rules are omitted where there is no amount to report.

Name & Title*	Fiscal Year	Salary ($)(1)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(1)	All Other Compensation ($)(1)(3)	Total Compensation ($)(1)(4)
Sue Nabi, Chief Executive Officer	2025	3,529,800	—	16,041,664	—	—	119,869	19,691,333
	2024	3,529,800	—	—	—	3,706,290	14,489	7,250,579
	2023	3,549,000	—	145,875,000	—	—	5,486	149,429,486

Laurent Mercier, Chief Financial Officer	2025	903,212	—	861,823	—	—	102,002	1,867,036
	2024	910,548	—	6,467,027	—	661,494	154,373	8,193,442
	2023	790,264	—	1,675,946	—	—	117,008	2,583,217

Kristin Blazewicz, Chief Legal Officer	2025	850,100	—	665,950	—	—	53,602	1,569,652
	2024	786,538	—	4,997,219	—	588,000	57,857	6,429,615
	2023	750,000	—	2,700,139	—	—	33,849	3,483,988

Anna von Bayern, Chief Corporate Affairs Officer	2025	866,487	—	470,085	—	—	105,315	1,441,887
	2024	861,032	—	3,527,469	—	641,449	91,153	5,121,103
	2023	784,213	—	2,700,139	—	—	22,885	3,507,237

Priya Srinivasan, Chief People and Purpose Officer	2025	512,310	—	475,829	—	—	88,404	1,076,543
	2024	396,341	—	421,332	—	277,670	78,329	1,173,672
	2023	—	—	—	—	—	—	—

(1)
The salary for each of Mr. Mercier and Mses. Nabi, Blazewicz, Srinivasan and von Bayern reflects the amount of their annual salary paid in fiscal year 2025 during their periods of service to the Company. The salary for each of Mr. Mercier and Ms. Srinivasan includes the Dutch “holiday allowance” statutorily required in the Netherlands. Mses. Srinivasan and von Bayern and Mr. Mercier were paid in Euros. Mses. Nabi and Blazewicz were paid in U.S. dollars. Exchange rates for fiscal year 2025 compensation are calculated using the average monthly exchange rate during the fiscal year.

(2)
Amounts represent the grant date fair value of the RSUs granted in each year, in each case calculated in accordance with FASB ASC Topic 718. See Note 20, “Share-Based Compensation Plans” in the notes to our Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended June 30, 2025 for certain assumptions used to calculate the valuation.

(3)
Amounts shown in the All Other Compensation column for fiscal year 2025 include the following:
(a) For Ms. Nabi, employer contributions to the international healthcare plan for executives in the amount of $6,521 reimbursement for tax services associated with tax obligations across multiple jurisdictions in the amount of $33,561, and a mobility allowance in the amount of $79,786;
(b) For Mr. Mercier, employer contributions to the international healthcare plan for executives in the amount of $689 and reimbursement for tax services associated with tax obligations across multiple jurisdictions in the amount of $84,534;
(c) For Ms. Blazewicz, employer contributions of $49,596 under the Company’s 401(k) Savings Plan, a defined contribution plan and reimbursement for tax services in the amount of $4,006;
(d) For Ms. von Bayern, a car allowance in the amount of $23,395, cash payments in the amount of $79,196 reflecting employer contributions related to the Italian defined contribution plan, and reimbursement for tax services of $2,724; and
(e) For Ms. Srinivasan, a mobility allowance in the Netherlands in the amount of $25,995, cash payments in the amount of $54,749 reflecting employer contributions exceeding the Dutch defined contribution plan “annual allowance”; and reimbursement for tax services in the amount of $7,118.

Fiscal Year 2025 Grants of Plan-Based Awards
The following table and footnotes provide information on all grants of plan-based compensation under the Company’s plans made to NEOs during fiscal year 2025.

Name	Grant Date	Estimated Future Payments under Non-Equity Incentive Plan Awards (1) ($)			All Other Stock Awards: Number of Shares of Stock or Units(2) (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)

		Minimum	Target	Maximum
Sue Nabi	9/1/2024	—	—	—	2,083,333	—	—	19,541,664

Laurent Mercier	10/19/2024	—	—	—	111,925	—	—	861,823

Kristin Blazewicz	10/19/2024	—	—	—	86,487	—	—	665,950

Anna von Bayern	10/19/2024	—	—	—	61,050	—	—	470,085

Priya Srinivasan	10/19/2024	—	—	—	61,796	—	—	475,829

(1)
Represents the range of possible payments under the APP, our annual cash incentive program, based on each NEO’s base salary and APP target during the performance period. Because no awards are payable under the APP for fiscal 2025, no amounts are shown in this table.

(2)
Represents for Ms. Nabi, the annual long-term incentive compensation awards under the ELTIP on September 1, 2024 of PRSUs which will fully vest on September 1, 2027 subject to the achievement of three-year performance objectives and subject to certain vesting conditions.

Represents for Mr. Mercier and Mses. Blazewicz and von Bayern, the annual long-term incentive compensation awards under the ELTIP on October 19, 2024 of PRSUs which will fully vest on October 19, 2027 subject to the achievement of three-year performance objectives and subject to certain vesting conditions.

Represents for Ms. Srinivasan, the annual long-term incentive compensation awards under the ELTIP on October 19, 2024 of (a) RSUs with ratable vesting over three years, subject to certain vesting conditions and exceptions; and (b) PRSUs which will fully vest on October 19, 2027 subject to the achievement of three-year performance objectives and subject to certain vesting conditions.

See “Compensation Discussion and Analysis — Fiscal Year 2025 Compensation Decisions and Structure — Fiscal Year 2025 Long-Term Equity Compensation”.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table
Employment Agreements
The material terms of each NEO’s current employment arrangements are described below and under “Potential Payments upon Termination or Change-in-Control—Certain Additional Payments”, below:
Sue Nabi. Under her employment agreement, Ms. Nabi is our Chief Executive Officer. The employment agreement provides that her base salary, bonus opportunities and long-term incentive awards would be reviewed and set by the Board or a committee thereof. Ms. Nabi is entitled to participate in benefits programs generally made available to similarly-situated senior officers as set forth in her employment agreement. Ms. Nabi did not receive any additional compensation for her service as a director. Ms. Nabi agreed to be bound by certain restrictive covenants for the benefit of the Company, including non-competition and non-solicitation restrictions that will continue in effect for 12 months following her employment with the Company.
Laurent Mercier. Under his employment agreement, Mr. Mercier has been our Chief Financial Officer since February 15, 2021. The employment agreement provides that his base salary, bonus opportunities and long-term incentive awards are reviewed and set by the Board or a committee thereof. Mr. Mercier is entitled to participate in benefits programs generally made available to similarly-situated senior officers as set forth in his employment agreement. Mr. Mercier agreed to be bound by certain restrictive covenants for the benefit of the Company, including non-competition and non-solicitation restrictions that will continue in effect for 12 months following his employment with the Company.
Kristin Blazewicz. Under her employment agreement, Ms. Blazewicz is our Chief Legal Officer and General Counsel. The employment agreement provided that her base salary, bonus opportunities and long-term incentive awards would be reviewed and set by the Board or a committee thereof. Ms. Blazewicz is entitled to participate in benefits programs generally made available to similarly-situated senior officers as set forth in her employment agreement. Ms. Blazewicz agreed to be bound by certain restrictive covenants for the benefit of the Company, including non-competition and non-solicitation restrictions that continue in effect for six months following her employment with the Company, which period was extended to 12 months effective July 1, 2024.
Anna von Bayern. Under her employment agreement, Ms. von Bayern is our Chief Corporate Affairs Officer. The employment agreement provided that her base salary, bonus opportunities and long-term incentive awards would be reviewed and set by the Board or a committee thereof. Ms. von Bayern is entitled to participate in benefits programs generally made available to similarly-situated senior officers as set forth in her employment agreement. Ms. von Bayern agreed to be bound by certain restrictive covenants for the benefit of the Company, including non-competition and non-solicitation restrictions that continue in effect for 12 months following her employment with the Company.
Priya Srinivasan. Under her employment agreement, Ms. Srinivasan is our Chief People & Purpose Officer. The employment agreement provided that her base salary, bonus opportunities and long-term incentive awards would be reviewed and set by the Board or a committee thereof. Ms. Srinivasan is entitled to participate in benefits programs generally made available to similarly-situated senior officers as set forth in her employment agreement. Ms. Srinivasan agreed to be bound by certain restrictive covenants for the benefit of the Company, including non-competition and non-solicitation restrictions that continue in effect for 12 months following her employment with the Company.
    Grants of Plan-Based Awards: Annual Equity Awards
Annual equity awards are described and calculated as set forth above in “Compensation Discussion and Analysis—Fiscal Year 2025 Long-Term Equity Compensation”.

Outstanding Equity Awards at 2025 Fiscal Year End
The following table shows outstanding equity awards held by the NEOs as of June 30, 2025, the last day of our fiscal year. The market value of the shares of unvested RSUs is determined by multiplying the number of outstanding awards by $4.65 which was the closing price of our Class A Common Stock on June 30, 2025, the last trading day of our fiscal year. The market value does not reflect, nor in any way assures, that the amounts will correspond to the actual value that will be recognized by the NEOs upon vesting.

NEO	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
						2,083,333	(1)	9,687,498
Sue Nabi						2,083,333	(2)	9,687,498
						8,854,167	(3)	41,141,877

						111,925	(4)	520,451
						111,925	(5)	520,451
						475,682	(6)	2,211,921
Laurent Mercier						126,582	(7)	558,606

						86,487	(4)	402,165
Kristin Blazewicz						86,487	(5)	402,165
						367,570	(6)	1,709,201
						203,938	(7)	948,312

						61,050	(4)	283,883
						61,050	(5)	283,883
Anna von Bayern						259,463	(6)	1,206,503
						203,938	(7)	948,312

						30,898	(4)	143,676
						30,898	(8)	143,676
Priya Srinivasan						21,876	(5)	101,723
						14,584	(9)	67,816
						4,741	(10)	22,046

(1)
Represents PRSUs granted under the ELTIP to Ms. Nabi on September 1, 2024 that will fully vest on September 1, 2027 subject to the achievement of three-year performance objectives and subject to Ms. Nabi’s continued employment.

(2)	Represents PRSUs granted under the ELTIP to Ms. Nabi on May 4, 2023 that will fully vest on September 1, 2026 subject to the achievement of three-year performance objectives and subject to Ms. Nabi’s continued employment.

(3)	Represents RSUs granted under the ELTIP to Ms. Nabi on May 4, 2023 with graded vesting over five years on the following vesting schedule: (i) 15% of the RSU Award on September 1, 2024, (ii) 15% of the RSU Award on September 1, 2025, (iii) 20% of the RSU Award on September 1, 2026, (iv) 20% of the RSU Award on September 1, 2027; and (v) 30% of the RSU Award on September 1, 2028, in each case subject to Ms. Nabi’s continued employment through the applicable vesting date.
(4)
Represents PRSUs granted under the ELTIP on October 19, 2024 that will fully vest on September 1, 2027 subject to the achievement of three-year performance objectives and subject to certain vesting conditions.

(5)
Represents PRSUs granted under the ELTIP on October 19, 2023 that will fully vest on October 19, 2026 subject to the achievement of three-year performance objectives and subject to certain vesting conditions.

(6)
Represents RSUs granted under the ELTIP on October 19, 2023 with graded vesting over five years on the following vesting schedule: (i) 15% of the RSU Award on October 19, 2024, (ii) 15% of the RSU Award on October 19, 2025, (iii) 20% of the RSU Award on October 19, 2026, (iv) 20% of the RSU Award on October 19, 2027; and (v) 30% of the RSU Award on October 19, 2028, subject to certain vesting conditions.

(7)	Represents RSUs granted under the ELTIP on October 19, 2022, 25% of which vest on the first anniversary of the date of grant, 25% vest on the second anniversary of the date of grant, and 50% vest on the third anniversary of the date of grant, subject to certain vesting conditions.
(8)
Represents RSUs granted under the ELTIP on October 19, 2024 with graded vesting over three years on the following vesting schedule: 1/3 on the first anniversary of the date of grant, 1/3 on the second anniversary of the date of grant and 1/3 on the third anniversary of the date of grant, subject to certain vesting conditions.

(9)
Represents RSUs granted under the ELTIP on October 19, 2023 with graded vesting over three years on the following vesting schedule: 1/3 on the first anniversary of the date of grant, 1/3 on the second anniversary of the date of grant and 1/3 on the third anniversary of the date of grant, subject to certain vesting conditions.

(10)
Represents RSUs granted under the ELTIP to Ms. Srinivasan on April 4, 2023, 25% of which on the first anniversary of the date of grant, 25% vest on the second anniversary of the date of grant, and 50% vest on the third anniversary of the date of grant, subject to certain vesting conditions.

Fiscal Year 2025 Stock Vested
The following table provides information about the NEO’s stock awards that vested during fiscal year 2025. During fiscal year 2025, our NEOs did not exercise any stock options.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Sue Nabi	1,562,500	14,656,250
Laurent Mercier	235,635	1,813,803
Kristin Blazewicz	345,274	2,658,610
Anna von Bayern	326,196	2,511,709
Priya Srinivasan	9,662	68,093

Pension Benefits
We do not administer any pension programs that provide our NEOs with additional benefits from those offered to our other employees.
Potential Payments upon Termination or Change-in-Control
We have entered into employment agreements and related Confidentiality, Non-Competition, and Non-Solicitation Agreements with each of our NEOs, and maintain certain incentive, equity and benefit plans in which our NEOs participate. These agreements and plans provide for certain payments and incremental benefits if an NEO’s employment is terminated under certain circumstances. These payments and benefits are described below.
Equity Awards under the ELTIP: RSUs, Restricted Stock, Options,
Treatment upon termination due to death, disability or retirement. A pro rata portion of all unvested Stock Options, unvested RSUs, unvested Stock Options or unvested Restricted Stock will vest on a pro rata basis in the event that the NEO’s employment is terminated due to death, disability or retirement. The pro rata amount is based on the number of days that have passed since the applicable award was granted. In the case of awards with the graded vesting schedule discussed above, the pro rata portion of the unvested award will equal the number of unvested RSUs (or other award) that would have become vested at the next scheduled vesting date multiplied by a fraction, the numerator of which is the number of days elapsed from the grant date, or the most recent vesting date, as applicable, to the date employment terminated, and the denominator of which is the number of days between the grant date or the most recent vesting date, as applicable, and the next scheduled vesting date for such portion of the award.
Treatment upon termination for any reason other than retirement, death or disability (not following a change in control). All unvested Stock Options and unvested RSUs will be forfeited and canceled pursuant to their terms.
Treatment upon a change in control. All active equity compensation plans and programs that provide for additional or accelerated payment or accelerated vesting in connection with a change in the control of the Company, including the ELTIP, require a “double-trigger”. Upon the occurrence of such events, the equity award vests in full.
Certain Additional Payments
Unless specified below, each NEO would not be entitled to any additional payments upon termination of his or her employment for any reason or a change in control, except for accelerated vesting under the ELTIP.
•Ms. Nabi is entitled to six months’ notice of a termination of her employment agreement by the Company, or payment in lieu of such notice in an amount equal to the base salary to which she would have been entitled during the notice period, and monthly payments equal to her base salary for a period of 12 months in consideration of her non-competition and non-solicitation obligations in the event of the termination of her employment agreement.
•Mr. Mercier is entitled to six months’ notice of a termination of his employment agreement by the Company, or payment in lieu of such notice in an amount equal to the base salary to which he would have been entitled during the notice period, and monthly payments equal to two-thirds of his base salary for a period of 12 months in consideration of his non-competition and non-solicitation obligations in the event of the termination of his employment agreement.
•Ms. Blazewicz is entitled to three months’ notice of a termination of her employment agreement by the Company, or payment in lieu of such notice in an amount equal to the base salary to which she would have been entitled during the notice period, monthly payments equal to her base salary for a period of 12 months in consideration of her non-competition and non-solicitation obligations in the event of the termination of her employment agreement, and a severance payment equal to her base salary for a period of 12 months.
•Ms. von Bayern is entitled to six months’ notice of a termination of her employment agreement by the Company, or payment in lieu of such notice in an amount equal to the base salary to which she would have been entitled during the notice period, and monthly payments equal to her base salary for a period of 12 months in consideration of her non-competition and non-solicitation obligations in the event of the termination of her employment agreement.
•Ms. Srinivasan is entitled to six months notice of a termination of her employment agreement by the Company, or payment in lieu of such notice in an amount equal to the base salary to which she would have been entitled during the notice period, and monthly payments equal to her base salary for a period of 12 months in consideration of her non-competition and non-solicitation obligations in the event of the termination of her employment agreement.
Effect of Section 409A on Timing of Payments and Equity Awards
Any amounts that are not exempt from Section 409A are subject to the required six-month delay in payment after termination of service if the NEO is a “specified employee” for purposes of Section 409A at the time of termination of employment. Amounts that otherwise would have been paid during the six-month delay will be paid in a lump sum on the first day after the delay period expires.

Potential Payments in the Event of Termination of Employment at the End of Our Last Fiscal Year
The following table sets forth the estimated incremental payments and benefits that would have been received by each NEO if employment had been terminated or upon a change in control on June 30, 2025. Amounts to be received due to accelerated vesting of equity awards were calculated using the closing price of our Class A Common Stock as of June 30, 2025, the last trading day of the fiscal year, which was $4.65. Exchange rates are calculated using the average monthly exchange rate during the fiscal year.

Name		Resignation with Good Reason	Termination without Cause	Termination for Cause	Resignation without Good Reason	Disability, Retirement or Death	Change in Control	Resignation with Good Reason or Termination without Cause after Change in Control (1)
Sue Nabi	(2)	$22,247,824	$22,247,824	$—	$—	$16,953,124	$—	$22,247,824
Laurent Mercier	(3)	$1,042,492	$1,042,492	$—	$—	$1,096,535	$—	$4,883,922
Kristin Blazewicz	(4)	$1,912,500	$1,912,500	$—	$—	$1,190,595	$—	$5,374,341
Anna von Bayern	(5)	$1,200,000	$1,200,000	$—	$—	$1,034,518	$—	$3,922,580
Priya Srinivasan	(6)	$709,500	$709,500	$—	$—	$305,751	$—	$1,188,436

(1)	Incremental payments represented in this column do not include any payments reported in the column labeled “Change in Control” that the NEO is entitled to receive pursuant to such change in control.
(2)
Reflects Ms. Nabi’s entitlement, in the event that her employment agreement is terminated, (a) to monthly payments equal to her base salary for a period of 12 months in consideration of her non-competition obligations thereunder; (b) an applicable statutory advance notice period (or payment in lieu thereof) and (c) applicable vesting of her unvested equity awards pursuant to the terms of the awards.

(3)
Reflects Mr. Mercier’s entitlement, in the event that his employment agreement is terminated, (a) to monthly payments equal to two-thirds of his base salary for a period of 12 months in consideration of his non-competition obligations thereunder; (b) an applicable statutory advance notice period (or payment in lieu thereof) and (c) applicable vesting of his unvested equity awards pursuant to the terms of the awards.

(4)
Reflects Ms. Blazewicz’s entitlement, in the event that her employment agreement is terminated, (a) to monthly payments equal to her base salary for a period of twelve months in consideration of her non-competition obligations thereunder; (b) a severance payment pursuant to her employment agreement equal to her salary for a period of 12 months; (c) an applicable notice period of three months (or payment in lieu thereof) and (d) applicable vesting of her unvested equity awards pursuant to the terms of the awards.

(5)
Reflects Ms. von Bayern’s entitlement, in the event that her employment agreement is terminated, (a) to monthly payments equal to her base salary for a period of 12 months in consideration of her non-competition obligations thereunder; (b) an applicable statutory advance notice period (or payment in lieu thereof) and (c) applicable vesting of her unvested equity awards pursuant to the terms of the awards.

(6)
Reflects Ms. Srinivasan’s entitlement, in the event that her employment agreement is terminated, (a) to monthly payments equal to her base salary for a period of twelve months in consideration of her non-competition obligations thereunder; (b) an applicable statutory advance notice period (or payment in lieu thereof) and (c) applicable vesting of her unvested equity awards pursuant to the terms of the awards.

Chief Executive Officer Pay Ratio
The fiscal year 2025 total compensation of Sue Nabi, who serves as our Chief Executive Officer, was $19,691,333. The fiscal year 2025 total compensation of the Company’s median employee, based on compensation of all our U.S. and non-U.S. employees who were employed as of April 1, 2025, other than Ms. Nabi, was $47,840. The ratio of the CEO’s total compensation to the median employee’s total compensation (our “Pay Ratio”) in fiscal year 2025 was 412 to 1.

To identify our median employee for fiscal year 2025, we used the same approach and methodology we used in 2024, 2023 and 2022 to identify the Company’s median employee. We included all full-time, part-time, temporary and seasonal employees in 36 countries globally and did not rely on any of the permitted exemptions under the SEC rules. We utilized annualized total cash received as compiled from our payroll records to identify the median employee. The median employee identified is a different employee from the one identified for fiscal year 2024. The SEC’s rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the Pay Ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Pay Versus Performance
The following table and accompanying descriptions set forth information concerning the compensation of our Chief Executive Officer (CEO) and our non-CEO Named Executive Officers (collectively, the “Other NEOs”) for each of the fiscal years ending June 30, 2021, 2022, 2023, 2024 and 2025 and our financial performance of each such fiscal year. For all periods, Sue Nabi served as Chief Executive Officer, and the other NEOs were, Laurent Mercier, Chief Financial Officer; Kristin Blazewicz, Chief Legal Officer, General Counsel; Anna von Bayern, Chief Corporate Affairs Officer. Gordon von Bretten served as Chief Transformation Officer from 2021 to 2024; serving for a portion of the fiscal 2024, and Priya Srinivasan, our Chief People and Purpose Officer, was identified as a NEO for fiscal 2024 and fiscal 2025. In 2021, Pierre-Andre Terisse also served as Chief Financial Officer for a portion of the year.
This disclosure has been prepared in accordance with the SEC’s pay versus performance rules in Item 402(v) of Regulation S-K under the Exchange Act. As discussed in the Compensation Discussion and Analysis section above, currently we use financial performance measures in setting executive compensation for our CEO and other NEOs. For years prior to fiscal 2024, the Company did not use financial performance measures in setting executive compensation for our CEO and other NEOs. For such periods, the variable portion of our executive compensation program was tied to long-term stockholder returns through stock-based compensation that vests over many years and changes in the value of these restricted stock awards during a particular fiscal year are driven by stockholder returns in that fiscal year. Compensation actually paid generally fluctuates due to stock price changes and varying levels of projected and actual achievement of performance goals. For discussion of our executive compensation program and philosophy, please review the Compensation Discussion and Analysis above.
Pay Versus Performance Table

						Value of Initial Fixed $100 Investment Based on:
Fiscal Year (1)	Summary Compensa-tion Table Total for CEO ($)		Compensation Actually Paid to CEO ($)(2)(3)	Summary Compensation Table Total for non-CEO NEOs ($)	Average Compensation Actually Paid to non-CEO NEOs ($)(2)((4)	Coty TSR ($)(5)	Peer Group TSR ($)(6)	Net Income ($)(7)	Adjusted EBITDA ($) (9)
2021	283,791,455	(7)	283,791,455	2,823,173	12,131,881	72.40	174.10	(166,300,000)	760,400,000
2022	3,557,753		(18,742,247)	3,580,579	2,314,036	63.00	136.70	55,500,000	905,300,000
2023	149,429,486	(8)	194,979,486	3,469,850	7,144,903	93.40	161.80	495,000,000	972,800,000
2024	7,250,579		(28,424,421)	4,985,708	2,001,940	78.50	124.00	76,200,000	1,091,100,000
2025	19,691,333		(46,397,208)	1,488,779	(1,891,172)	104.00	109.10	(381,100,000)	1,081,700,000
(1) The following table shows the CEO and Non-CEO NEOs for each of fiscal 2021, 2022, 202 2024 and 2025:

Year	CEO	Non-CEO NEOs
2021	Sue Nabi	Laurent Mercier, Kristin Blazewicz, Anna von Bayern, Gordon von Bretten, Pierre-Andre Terisse
2022	Sue Nabi	Laurent Mercier, Kristin Blazewicz, Anna von Bayern, Gordon von Bretten
2023	Sue Nabi	Laurent Mercier, Kristin Blazewicz, Anna von Bayern, Gordon von Bretten
2024	Sue Nabi	Laurent Mercier, Kristin Blazewicz, Anna von Bayern, Priya Srinivasan, Gordon von Bretten
2025	Sue Nabi	Laurent Mercier, Kristin Blazewicz, Anna von Bayern, Priya Srinivasan
(2) The dollar amounts reported represent the amount of “compensation actually paid,” as calculated in accordance with SEC rules. The dollar amounts do not reflect the actual amounts of compensation paid to our executives during the applicable year. In accordance with SEC rules, certain adjustments were made to the Summary Compensation Table total compensation to determine the amount of “compensation actually paid,” including adding (i) the year-end value of equity awards granted during the reported year, and (ii) the change in the value of equity awards that were unvested at the end of the prior year, measured through the date the awards vested or were forfeited, or through the end of the reported fiscal year. For purposes of calculating

“compensation actually paid,” the fair value of equity awards is calculated in accordance with FASB ASC Topic 718. Please refer to the notes to our audited consolidated financial statements included in our Annual Report for the relevant assumptions used to determine the valuation of our awards.
(3) The following table shows the amounts deducted from and added to the Summary Compensation Table total compensation to calculate “compensation actually paid” to Ms. Nabi.

CEO Compensation Actually Paid	2021	2022	2023	2024	2025
Summary Compensation Table Total Compensation	$283,791,455	$3,557,753	$149,429,486	$7,250,579	$19,691,333
(Minus) Grant Date Fair Value of Awards Granted During the Year	$(280,200,000)	$—	$(145,875,000)	$—	$(16,041,664)
Plus Fair Value as of Year-End or (if applicable) Vest Date of Equity Awards Granted during the Year	$280,200,000	$—	$153,625,000	$—	$9,687,498
Plus (Minus) Change from Prior Year-End in Fair Value of Awards That Vested During the Year	$—	$4,300,000	$(5,000,000)	$(7,300,000)	$(1,000,000)
Plus (Minus) Year-over-Year Change in Fair Value of Unvested Awards Granted in Prior Years	$—	$(26,600,000)	$42,800,000	$(28,375,000)	$(58,734,375)
Compensation Actually Paid	$283,791,455	$(18,742,247)	$194,979,486	$(28,424,421)	$(46,397,208)
(4) The following table shows the amounts deducted from and added to the average Summary Compensation Table total compensation to calculate the average “compensation actually paid” to our Non-CEO NEOs.

Non-CEO NEO Compensation Actually Paid	2021	2022	2023	2024	2025
Summary Compensation Table Total Compensation	$2,823,173	$3,580,579	$3,469,850	$4,985,708	$1,488,779
(Minus) Grant Date Fair Value of Awards Granted During the Year	$(2,099,998)	$(2,458,323)	$(2,494,055)	$(3,662,609)	$(618,422)
Plus Fair Value as of Year-End or (if applicable) Vest Date of Equity Awards Granted during the Year	$6,110,275	$2,539,390	$4,630,202	$2,159,901	$373,462
Plus (Minus) Change from Prior Year-End in Fair Value of Awards That Vested During the Year	$874,799	$(401,054)	$(160,578)	$(769,370)	$(533,448)
Plus (Minus) Year-over-Year Change in Fair Value of Unvested Awards Granted in Prior Years	$4,423,632	$(946,557)	$1,699,484	$(711,690)	$(2,601,545)
Compensation Actually Paid	$12,131,881	$2,314,036	$7,144,903	$2,001,940	$(1,891,172)

(5) Pursuant to SEC Rules, the total shareholder return (“TSR”) figures assume an initial investment of $100. The TSR is cumulative for the measurement periods beginning on June 30, 2020 and ending on each of June 30, 2021, 2022, 2023, 2024 and 2025, respectively, calculated in accordance with Item 201(e) of Regulation S-K. and the TSR of the S&P 500 Index over the same periods.
(6) The peer TSR reflects the TSR of the S&P 500 Index and the peer group reported in the Company’s Stock Performance Graph in the 2025 Annual Report on Form 10-K. The Peer Group includes L'Oréal S.A., Inc., Estée Lauder Companies, Inc., Beiersdorf AG, Shiseido Company, Limited and Inter Parfums Inc. (the “Peer Group”). In fiscal 2023, we added Beiersdorf AG to our Form 10-K peer group to replace Revlon, Inc. following its delisting from the New York Stock Exchange. The returns of each company in the Peer Group have been weighted according to their respective stock market capitalization at the beginning of the measurement period for purposes of arriving at a Peer Group average.

(7) On June 30, 2021, Ms. Nabi was granted a one-time sign-on award of 30,000,000 RSUs under the Company’s ELTIP. The award vested and settled in 10,000,000 shares of the Company’s Class A Common Stock on each vesting date of August 31, 2021, August 31, 2022 and August 31, 2023.
(8) On May 4, 2023 the Company granted Ms. Nabi a one-time award of 10,416,667 RSUs, which will vest and settle in shares of the Company’s Class A Common Stock over five years on the following vesting schedule: (i) 15% of the RSU Award on September 1, 2024, (ii) 15% of the RSU Award on September 1, 2025, (iii) 20% of the RSU Award on September 1, 2026, (iv) 20% of the RSU Award on September 1, 2027; and (v) 30% of the RSU Award on September 1, 2028, in each case subject to Ms. Nabi’s continued employment through the applicable vesting date. In addition, on May 4, 2023, pursuant to the terms of such arrangement, the Company also granted Ms. Nabi an award of 2,083,333 PRSUs, which will fully vest on September 1, 2026 subject to the achievement of three-year performance objectives set by the Board and subject to Ms. Nabi’s continued employment.
(9) Adjusted EBITDA is a non-GAAP measure. For a reconciliation of adjusted EBITDA to the most directly comparable GAAP financial measure, please see our earnings release for the fourth quarter and full year ended June 30, 2025 furnished as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 20, 2025.
Most Important Financial Measures
The following table lists the three most important financial performance measures used to link compensation actually paid to our CEO and Other NEOs to the Company’s performance for the most recently completed fiscal year. These measures are included in both our short-term and/or long-term incentive programs as discussed in the Compensation Discussion and Analysis section above.
Financial Performance Measures
Adjusted EBITDA
Adjusted Operating Income
Net Revenue Growth (LFL)
In addition, as noted above, a portion of our executive compensation program is tied to long-term stockholder returns through stock-based compensation that vests over many years. The Company believes that this emphasis on stock-based compensation is appropriate as the NEOs have the greatest role in establishing the Company’s direction and therefore should have the greatest proportion of their compensation aligned with the long-term interests of stockholders. Changes in the value of these restricted stock awards during a particular fiscal year are driven by stockholder returns in that fiscal year. Our executives’ compensation is negatively impacted if our stock price is flat or declines and is favorably impacted if the stock price increases and performs favorably. As a result, our share price performance significantly affects Compensation Actually Paid. The amounts actually realized under these awards will depend on and align directly with our future stock price performance over the terms of the awards.
Relationship Between Pay and Performance
Similarly, as shown in the graphic below, the change in the fair value of restricted stock unit awards held by our NEOs closely aligns with year-over-year changes in our TSR. Restricted stock unit awards that are granted during the year based on considerations described in each year’s Compensation Discussion and Analysis are the other primary element affecting Compensation Actually Paid. The amounts actually realized under these awards will depend on and align directly with our future stock price performance over the terms of the awards.

CEO and Non-CEO CAP vs. Total Shareholder Return

CEO CAP vs. Net Income and Adjusted EBITDA

PROPOSAL NO. 3
RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The AFC has the sole authority to appoint, retain or terminate our independent registered public accounting firm and to approve the compensation of our independent registered public accounting firm. The AFC has retained Deloitte to serve as our independent registered public accounting firm for the fiscal year ending June 30, 2026 to audit our consolidated financial statements. Deloitte has audited our financial statements each fiscal year since 1995.
The AFC monitors the independence and performance of our independent registered public accounting firm and internal audit department. By engaging in this process, the AFC is able to evaluate the quality and efficiency of the services provided by the auditor, in addition to the auditor’s technical expertise and knowledge of our operations and industry. The AFC and management consider Deloitte to be well qualified and strongly believe the continued retention of Deloitte is in our best interest and the best interests of our stockholders.
As a matter of corporate governance, the AFC submits its selection of Deloitte as our independent registered public accounting firm for the year ending June 30, 2026 to the stockholders for ratification. In the event that the stockholders should not ratify the appointment of Deloitte, the AFC will reconsider the appointment.
One or more representatives of Deloitte will be present at the Annual Meeting. The representatives will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.
Proposal: Ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending June 30, 2026.
Recommendation: The Board recommends a vote FOR the proposal to ratify the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending June 30, 2026.
Vote Required: Ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of a majority of the votes cast.
AUDIT FEES AND OTHER FEES
The following table shows the fees we paid (or will pay) for audit and other services provided by Deloitte for fiscal year 2025 and 2024:

Fee Type	Fiscal Year 2025 (in thousands)	Fiscal Year 2024 (in thousands)
Audit Fees (1)	8,491	$10,482
Audit-Related Fees (2)	195	116
Tax Fees (3)	1,702	1,341
All Other Fees(4)	250	—
Total	$10,638	$11,939

(1)	This category represents the fees associated with the annual audit, the audit of internal control over financial reporting, international statutory audit requirements and regulatory filings.
(2)	This category includes fees paid for professional services associated with support related to certifications performed for statutory requirements.
(3)
For 2025, this category represents the fees for tax-related services, including tax compliance, tax advice, and tax planning. For 2024, this category represents the fees for tax compliance and compliance related advisory services.

(4)
This category represents all other fees that are not included in the above categories, and for 2025 represents the fees for advice and recommendations related to a post-implementation gap assessment of a new financial system.

Pre-Approval Policies and Procedures
In accordance with the rules promulgated by the Sarbanes-Oxley Act of 2002 and the Public Company Accounting Oversight Board, the AFC pre-approves all services, audit and non-audit, provided to the Company by its independent registered public accounting firm.
The AFC has adopted a policy for the pre-approval of services provided by Deloitte. For each proposed service, Deloitte is required to provide detailed supporting documentation in advance of the pre-approval to permit the AFC to make an appropriate determination as to whether the provision of such services would impair auditor independence. Pursuant to this policy, the AFC has delegated to the AFC chair pre-approval authority subject to specified limits.
All services performed by Deloitte as our independent registered public accounting firm for fiscal year 2025 and 2024 were pre-approved by the AFC.
AUDIT AND FINANCE COMMITTEE REPORT
The following report summarizes the AFC’s actions during fiscal year 2025. This report shall not be deemed to be incorporated by reference by any general statement incorporating the Proxy Statement by reference into any filing under the Exchange Act or the Securities Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.
In accordance with its written charter, the AFC assists the Board by overseeing and monitoring:
1.the integrity of the Company’s financial statements;
2.the Company’s compliance with legal and regulatory requirements;
3.the independent registered public accounting firm’s qualifications, independence and performance; and
4.the performance of the Company’s internal control function and its system of internal and disclosure controls.
The members of the AFC meet the applicable independence and experience requirements of the SEC and the NYSE and the standards for determining a director’s independence adopted by the Board.
During fiscal year 2025, the AFC met eight times.
The AFC reviewed and discussed the audited financial statements of the Company as of and for the fiscal year ended June 30, 2025 with management and Deloitte, the Company’s independent registered public accounting firm. Management is responsible for the preparation of the Company’s financial statements, and the independent registered public accounting firm is responsible for conducting an audit of such financial statements.
The AFC has received from the independent registered public accounting firm the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the AFC concerning independence, has discussed the independence of the independent registered public accounting firm with the independent registered public accounting firm and has satisfied itself as to the independent registered public accounting firm’s independence.
The AFC reviewed with the independent registered public accounting firm its audit plans, audit scope and identification of audit risks. The AFC also discussed with management and the independent registered public accounting firm the quality and adequacy of the Company’s internal control function and its system of internal and disclosure controls.
The AFC discussed and reviewed with the independent registered public accounting firm all communications required by SEC regulations and by the standards of the Public Company Accounting Oversight Board and, with and without management present, discussed and reviewed the results of the independent registered public accounting firm’s examination of the financial statements. The AFC discussed, reviewed and monitored the Company’s plans and activities related to compliance with Section 404 of the Sarbanes-Oxley Act of 2002 on a regular basis.

Based on the above-mentioned reviews and discussions with management and the independent registered public accounting firm, the AFC recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10‑K for the fiscal year ended June 30, 2025 for filing with the SEC. The AFC also recommended the appointment of the independent registered public accounting firm.
The Audit and Finance Committee of the Board of Directors
    Robert Singer, Chair
Anna Adeola Makanju
    Isabelle Parize

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS AND DIRECTOR NOMINATIONS FOR THE 2026 ANNUAL MEETING
In accordance with Rule 14a-8 under the Exchange Act, as amended (“Rule 14a-8”), proposals to be considered for inclusion in our proxy statement for the 2026 Annual Meeting of Stockholders pursuant to Rule 14a-8 must be received by us at our principal executive offices on or before May 27, 2026. Proposals must comply with the procedures and requirements set forth in Rule 14a-8 and will not be effective otherwise.
In accordance with our Bylaws, director nominations and other business to be brought before the 2026 Annual Meeting by a stockholder, other than proposals pursuant to Rule 14a-8, must be received in writing by us at our principal executive offices located at 350 Fifth Avenue, New York, New York 10118, no earlier than the close of business on July 9, 2026 and no later than the close of business on August 8, 2026. Proposals must comply with the procedures and requirements set forth in our Bylaws. In addition, if a stockholder submits a proposal outside of Rule 14a-8 for the 2026 Annual Meeting of Stockholders and the proposal fails to comply with the advance notice procedures set forth in our Bylaws, our proxy confers discretionary authority on the persons being appointed as proxies on behalf of our Board to vote on the proposal.
In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than management’s nominees must provide notice by the same deadlines as disclosed above which are set forth in our Bylaws and such notice must include the information in the notice required by our Bylaws and by Rule 14a-19 under the Exchange Act.
Proposals should be submitted in writing to the Corporate Secretary, at Coty Inc., 350 Fifth Avenue, New York, New York 10118.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING
Proxy Materials and Voting Information
1.    What are proxy materials?
A proxy statement is a document which includes information that we are required to provide to you under Securities and Exchange Commission (“SEC”) rules and is designed to assist you in voting your shares (your “shares”) of the Company’s Class A common stock, par value $0.01 per share (“Class A Common Stock”) and/or of the Company’s Series B Convertible Preferred stock, par value $0.01 per share (“Series B Preferred Stock”), at the Annual Meeting. The proxy materials include our proxy statement for the Annual Meeting (this “Proxy Statement”), our Annual Report to Stockholders (including our Annual Report on Form 10-K for the fiscal year ended June 30, 2025) (“Annual Report”), and the proxy card or a voting instruction card for the Annual Meeting.
This Proxy Statement contains information about the Annual Meeting and was prepared by our management. We sent a Notice of Internet Availability of Proxy Materials (the “Notice”), and made these proxy materials and the Notice available online, on or about September 26, 2025 to stockholders of record entitled to receive notice of the Annual Meeting. All stockholders may access the proxy materials online and download printable versions of the proxy materials or request a printed set of the proxy materials by following the instructions in the Notice. As a stockholder, you are invited to attend the virtual audio Annual Meeting online and are requested to vote on the items of business described in this Proxy Statement.
2.    What is the difference between holding shares as a stockholder of record and as a beneficial owner?
If your shares are registered directly in your name with the Company’s registrar and transfer agent, Computershare Trust Company, N.A., you are considered a stockholder of record with respect to those shares. If your shares are held in a bank or brokerage account, you are considered the “beneficial owner” of those shares.
3.    Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
In accordance with SEC rules, we may furnish proxy materials, including this Proxy Statement and our Annual Report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Accordingly, we are sending the Notice to our stockholders of record and beneficial owners as of the close of business on September 12, 2025 (the “Record Date”).
4.    I share an address with another stockholder. Why did we receive only one copy of the proxy materials and how may I obtain an additional copy of the proxy materials?
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for the Notice or other annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice or other annual meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding”, is intended to provide extra convenience for stockholders and cost savings for companies.
A number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single Notice will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. If you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice, please notify your broker. Stockholders who have multiple accounts in their names or who share an address with other stockholders can request “householding” and authorize their broker to discontinue mailings of multiple annual reports and proxy statements by contacting their broker.
We will promptly deliver to a stockholder who received one copy of the Notice as a result of “householding” a separate copy upon the stockholder’s written or oral request directed to Investor Relations at Coty Inc., 350 Fifth Avenue, New York, New York 10118 or (212) 389-7300.

5.    Who is entitled to vote at the Annual Meeting?
Only stockholders of record of our Class A Common Stock and Series B Preferred Stock at the close of business on the Record Date are entitled to vote at the Annual Meeting or at any adjournment or postponement of the Annual Meeting. Each stockholder of record is entitled to one vote per share of Class A Common Stock. On the Record Date, there were 873,857,477 shares of Class A Common Stock issued and outstanding and 146,057 shares of Series B Preferred Stock issued and outstanding.
Holders of the Series B Preferred Stock are entitled to vote with the holders of the Class A Common Stock on an “as converted” basis as set out in the Certificate of Designations for the Series B Preferred Stock (“Series B Certificate of Designations”). The Series B Preferred Stock is convertible, in whole or in part, at any time at the option of the holder, into shares of Class A Common Stock at an initial conversion rate of 160.2564 shares of Class A Common Stock per share of Series B Preferred Stock, subject to certain anti-dilution adjustments and accounting for accrued dividends through the designated date, as described in the Series B Certificate of Designations. As of the Record Date, the Series B Preferred Stock is convertible in the aggregate into 23,830,179 shares of Class A Common Stock and provides 163.1570 votes per share of Series B Preferred Stock.

Registered Stockholders. The Notice was provided to you directly by us. As a stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote virtually at the Annual Meeting.
Beneficial Stockholders. The Notice was forwarded to you by your broker or nominee. Your broker or nominee is considered the stockholder of record of those shares and you are considered to hold your shares in “street name”. Beneficial owners are also invited to virtually attend the Annual Meeting. However, since you are not a stockholder of record, you may not vote your shares virtually at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. If you request a printed copy of your proxy materials by mail, your broker or nominee will provide a voting instruction card for you to use.

6.    What items of business will be voted on at the Annual Meeting? How does the Board of Directors (the “Board”) recommend I vote on these items and what are the voting standards?

Proposal	Voting Options	Vote Required to Adopt the Proposal	Effect of Abstentions or Withhold Votes (for Director Elections)	Effect of “Broker Non-Votes”	Board Recommendation
Proposal 1: Election of Directors	For or withhold for each director nominee.	A plurality of votes — nominees receiving the highest number of affirmative votes will be elected (up to the total number of available board seats).	No effect.	No effect.	Our Board recommends a vote FOR each director nominee.
Proposal 2: Approval of Advisory Resolution on Named Executive Officer Compensation	For, against, or abstain.	The affirmative vote of a majority of the votes cast.	No effect.	No effect.	Our Board recommends a vote FOR the approval of the advisory resolution on named executive officer compensation.
Proposal 3: Ratification of Appointment of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm	For, against, or abstain.	The affirmative vote of a majority of the votes cast.	No effect.	Brokers have discretion to vote.	Our Board recommends a vote FOR ratification of the appointment of Deloitte.
The advisory resolutions to approve named executive officer compensation (Proposal 2) is not binding on the Company. However, the Remuneration and Nomination Committee (the “RNC”), which is responsible for designing and administering our executive compensation program, values the opinions expressed by stockholders and will take into account the outcome of the vote when making future compensation and governance decisions.

7.    How do I cast my vote if I am a stockholder of record entitled to vote at the Annual Meeting?
If you are a stockholder of record entitled to vote at the Annual Meeting, you can vote your shares by proxy electronically, by telephone or by mail by following the instructions set forth below:
Voting Electronically. You can vote at www.proxyvote.com, 24 hours a day, seven days a week. You will need the control number included on your Notice or your proxy card (if you received a printed copy of the proxy materials).
Voting By Telephone. You can vote using a touch-tone telephone by calling 1-800-690-6903, 24 hours a day, seven days a week. You will need the control number included on your Notice or your proxy card (if you received a printed copy of the proxy materials).
Voting By Mail. If you have requested and received a printed copy of the proxy materials by mail, you may complete, sign and return the proxy card by mail to Coty Inc., c/o Broadridge Financial Solutions, 51 Mercedes Way, Edgewood, New York 11717.

Voting at the Annual Meeting. Although we encourage you to complete and return a proxy prior to the Annual Meeting to ensure that your vote is counted, you can virtually attend the Annual Meeting and vote your shares online by visiting www.virtualshareholdermeeting.com/coty2025. You will need your control number included on your Notice or proxy card (if you receive a printed copy of the proxy materials) in order to be able to vote during the Annual Meeting. If you vote by proxy prior to the Annual Meeting and also virtually attend the Annual Meeting, there is no need to vote again at the Annual Meeting unless you wish to change your vote.
The procedures for voting online, by telephone, by mail and virtually at the Annual Meeting comply with Delaware law and are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares and to confirm that their instructions have been properly recorded.
8.    Is there a deadline for submitting proxies electronically or by telephone or mail?
Proxies submitted electronically or by telephone as described above must be submitted by 11:59 p.m. ET on November 5, 2025.
Proxies submitted by mail must be received before the close of the Annual Meeting on November 6, 2025.
Each valid proxy received in time will be voted at the Annual Meeting in accordance with your instructions, regardless of the submission method used.
9.    What if I am a stockholder of record entitled to vote at the Annual Meeting and do not specify a choice for a matter when returning a proxy?
All proxies properly submitted pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given. If you properly submit a proxy but do not provide specific voting instructions, your shares will be voted:
1.    FOR the election of each nominee as director;
2.    FOR the advisory resolution on the compensation of our named executive officers; and
3.    FOR the ratification of the appointment of Deloitte as our independent registered public accounting firm.
    If you have returned your signed and completed proxy card and other matters are properly presented at the Annual Meeting for consideration, the proxy holders appointed by our Board (the persons named in your proxy card if you are a stockholder of record) will have the discretion to vote on those matters for you.
10.    What if I am a beneficial owner and do not give voting instructions to my broker?
As a beneficial owner, in order to ensure your shares are voted in the way you would like, you must provide voting instructions to your bank, broker or other nominee by the deadline provided in the materials you receive from your bank, broker or other nominee. Under the rules of the New York Stock Exchange (the “NYSE”), if you do not provide voting instructions to your bank, broker or other nominee, whether your shares can be voted by such person depends on the type of item being considered for vote.
Under the rules of the NYSE, if you hold your shares in street name and do not provide voting instructions to the broker, bank or other nominee that holds your shares, the nominee has discretionary authority to vote on routine matters but not on non-routine matters. If you hold your shares in street name, it is critical that you cast your vote if you want it to count regarding the election of directors (Proposal 1) and the advisory resolution to approve named executive officer compensation (Proposal 2), which are considered non-routine matters. Only the ratification of the appointment of the independent registered public accounting firm (Proposal 3) is considered a routine matter.
11.    How are broker non-votes and abstentions counted?
A broker non-vote occurs when shares held by a broker are not voted with respect to a particular proposal because the broker does not have authority to vote on the non-discretionary item and has not received voting instructions from its clients.
Broker non-votes, withheld votes and abstentions by stockholders from voting (including brokers holding their clients’ shares of record who cause abstentions to be recorded) will be counted towards determining whether or not a quorum is present. However, because broker non-votes and abstentions are not considered votes “cast” under

Delaware law, they will have no effect on the approval of Proposals 1, 2 and 3, except where brokers may exercise their discretion on routine matters, as discussed above.
12.    What constitutes a quorum?
A quorum will be present if holders of a majority of the outstanding voting power of our Class A Common Stock and Series B Preferred Stock entitled to vote and voting together as a single class at the Annual Meeting are present in person or represented by proxy at the Annual Meeting. Abstentions, broker non-votes and votes withheld are included in the count to determine if a quorum is present.
13.    What can I do if I change my mind after I vote my shares? Can I revoke my proxy?
At any time prior to the completion of voting at the Annual Meeting, you may change your vote either by:
•giving written notice to our Corporate Secretary revoking your proxy;
•by submitting a later-dated proxy by telephone or electronically before 11:59 p.m. ET on November 5, 2025;
•by a later-dated mailed proxy received before the close of the Annual Meeting on November 6, 2025; or
•by voting online at the Annual Meeting.
14.    Who will count the vote?
A representative of Broadridge Financial Solutions, Inc. will tabulate the votes and act as inspector of election.
15.    May I see a list of stockholders entitled to vote as of the Record Date?
At least ten calendar days prior to the Annual Meeting, a list of registered stockholders as of the close of business on the Record Date will be available for examination by any stockholder for any purpose germane to the meeting.
16.    How do I attend the Annual Meeting virtually?
We will host the Annual Meeting live online via audio webcast. Any stockholder can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/coty2025. The webcast will start at 8:30 a.m. ET. Stockholders may vote and submit questions while attending the Annual Meeting online. In order to enter the Annual Meeting, you will need the 16-digit control number included on your Notice, the instructions that accompanied your proxy materials or your proxy card (if you received a printed copy of the proxy materials). Instructions on how to attend and participate online, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/coty2025. We encourage you to access the meeting prior to the start time to allow ample time to complete the online check-in process. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be provided on the log-in page.
17.     Why is the Annual Meeting a virtual, online meeting?
As we have done in prior years, our Annual Meeting will be a virtual meeting of stockholders conducted via live audio webcast. By conducting our annual meeting solely online, we eliminate many of the costs associated with a physical meeting. In addition, we believe that hosting a virtual meeting facilitates stockholder attendance and broader participation by enabling stockholders to participate from any location around the world and improves our ability to communicate more effectively with our stockholders during the meeting. We have designed the virtual meeting to provide the same rights to participate as you would have at an in-person meeting, including providing opportunities to submit questions during the meeting.
18.    Who will pay the cost of solicitation?
We will pay the cost of soliciting proxies for the Annual Meeting. Proxies may be solicited by our employees and directors, without additional compensation, in person, or by mail, courier, telephone, email or facsimile. We may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of shares held of record by such persons. We may reimburse such brokerage houses, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

19.    How can I access the Notice, Proxy Statement and Annual Report? How can I sign up for electronic delivery of proxy materials?
Our Proxy Statement (including the Notice) and Annual Report are available at materials.proxyvote.com/222070.
These proxy materials are also available in the “Investors” section of our website: www.coty.com within the “Financial Information” subsection. Instead of receiving future copies of our Proxy Statement (including the Notice) and Annual Report by mail, stockholders can access these materials online. Opting to receive your proxy materials online will save us the cost of producing and mailing documents to your home or business, and will also give you an electronic link to the proxy voting site.
If you hold your shares in a bank or brokerage account, you also may have the opportunity to receive copies of these documents electronically. Please check the information provided in the proxy materials mailed to you by your bank, broker or other nominee regarding the availability of this service.
Any stockholder who would like to receive a copy of our Annual Report, including the related financial statements and financial statement schedules, may obtain one, without charge, by addressing a request to the attention of the Corporate Secretary, Coty Inc., at 350 Fifth Avenue, New York, New York 10118. Our copying costs will be charged if copies of exhibits to the Annual Report are requested.

FORWARD-LOOKING STATEMENTS
Certain statements in this proxy statement are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified by the use of words such as “anticipate”, “are going to”, “estimate”, “plan”, “project”, “expect”, “believe”, “intend”, “foresee”, “forecast”, “will”, “may”, “should”, “outlook”, “continue”, “temporary”, “target”, “aim”, “potential”, “goal” and similar words or phrases. In particular, forward-looking statements include, but are not limited to, statements we make about our expectations for our operations and business and our social impact and sustainability progress, plans, and goals (including environmental and human capital matters). Forward-looking statements by their nature address matters that are, to different degrees, uncertain. These statements are based on the current expectations of our management, are not predictions of actual performance, and actual results may differ materially. The inclusion of such statements is not an indication that these contents are necessarily material to investors or required to be disclosed in the Company’s filings with the SEC. Forward-looking statements are subject to a number of risks and uncertainties, including the factors disclosed in our Annual Report on Form 10-K and subsequent filings with the SEC. Such forward-looking statements speak only as of the date they are made, and we are under no obligation to update, modify or withdraw any forward-looking statements, except as required by applicable law.

OTHER MATTERS
As of the date of this Proxy Statement, we do not know of any other matters that may be presented for consideration at the Annual Meeting other than the items set forth in the notice of Annual Meeting above. If any other matter is properly brought before the Annual Meeting for action by stockholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of our Board, in absence of such a recommendation, in accordance with the judgment of the proxy holder.

By order of the Board of Directors,

Kristin Blazewicz
Chief Legal Officer, General Counsel and Secretary

COTY

COTY INC.
350 FIFTH AVENUE
NEW YORK, NY 10118

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/coty2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V79549-P37125

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

COTY INC.

The Board of Directors recommends a vote FOR all nominees and FOR proposals 2 and 3.

1. Election of Directors

Nominees:	**For**	**Withhold**
1a. Beatrice Ballini	☐	☐
1b. Joachim Creus	☐	☐
1c. Frank Engelen	☐	☐
1d. Peter Harf	☐	☐
1e. Anna Adeola Makanju	☐	☐
1f. Sue Nabi	☐	☐
1g. Isabelle Parize	☐	☐
1h. Robert Singer	☐	☐
1i. Gordon von Bretten	☐	☐

	For	**Against**	**Abstain**
2. Approval, on an advisory (non-binding) basis, of the compensation of Coty Inc.'s named executive officers, as disclosed in the proxy statement	☐	☐	☐
3. Ratification of the appointment of Deloitte & Touche LLP to serve as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2026	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Form 10-K and the Proxy Card are available at www.proxyvote.com.

V79550-P37125

COTY INC.
Annual Meeting of Stockholders
November 6, 2025 8:30 A.M., ET
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Kristin Blazewicz and Sue Y. Nabi, or either of them, as proxies, each with the power to appoint her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A Common Stock including shares of Series B Convertible Preferred Stock as-converted into Class A Common Stock of COTY INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:30 A.M., ET on November 6, 2025, at www.virtualshareholdermeeting.com/coty2025, and any adjournment or postponement thereof.

THIS PROXY WILL BE VOTED FOR EACH OF THE NINE DIRECTOR NOMINEES FOR ELECTION, FOR PROPOSALS 2 AND 3, AND IN THE SOLE DISCRETION OF THE PROXIES ON SUCH MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF STOCKHOLDERS.

Continued and to be signed on reverse side